                                 SEMPRA ENERGY

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                           as Purchase Contract Agent

                          PURCHASE CONTRACT AGREEMENT

                           Dated as of April 30, 2002
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                               TABLE OF CONTENTS

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                                         ARTICLE I

                 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

Section 1.01.    Definitions............................................................   1
Section 1.02.    Compliance Certificates and Opinions...................................  13
Section 1.03.    Form of Documents Delivered to Purchase Contract Agent.................  14
Section 1.04.    Acts of Holders; Record Dates..........................................  14
Section 1.05.    Notices................................................................  15
Section 1.06.    Notice to Holders; Waiver..............................................  16
Section 1.07.    Effect of Headings and Table of Contents...............................  17
Section 1.08.    Successors and Assigns.................................................  17
Section 1.09.    Separability Clause....................................................  17
Section 1.10.    Benefits of Agreement..................................................  17
Section 1.11.    Governing Law..........................................................  17
Section 1.12.    Legal Holidays.........................................................  17
Section 1.13.    Counterparts...........................................................  18
Section 1.14.    Inspection of Agreement................................................  18
Section 1.15.    Appointment of Financial Institution as Agent for the Company..........  18
Section 1.16.    No Waiver..............................................................  18

                                        ARTICLE II

                                     CERTIFICATE FORMS

Section 2.01.    Forms of Certificates Generally........................................  18
Section 2.02.    Form of Purchase Contract Agent's Certificate of Authentication........  19

                                        ARTICLE III

                                      THE SECURITIES

Section 3.01.    Amount; Form and Denominations.........................................  20
Section 3.02.    Rights and Obligations Evidenced by the Certificates...................  20
Section 3.03.    Execution, Authentication, Delivery and Dating.........................  21
Section 3.04.    Temporary Certificates.................................................  21
Section 3.05.    Registration; Registration of Transfer and Exchange....................  22
Section 3.06.    Book-Entry Interests...................................................  23
Section 3.07.    Notices to Holders.....................................................  24
Section 3.08.    Appointment of Successor Depositary....................................  24
Section 3.09.    Definitive Certificates................................................  24
Section 3.10.    Mutilated, Destroyed, Lost and Stolen Certificates.....................  24
Section 3.11.    Persons Deemed Owners..................................................  26
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Section 3.12.    Cancellation...........................................................  26
Section 3.13.    Creation of Growth Equity Units by Substitution of Treasury Securities.  27
Section 3.14.    Reestablishment of Income Equity Units.................................  28
Section 3.15.    Transfer of Collateral upon Occurrence of Termination Event............  30
Section 3.16.    No Consent to Assumption...............................................  31

                                        ARTICLE IV

               THE NOTES AND APPLICABLE OWNERSHIP INTEREST OF THE TREASURY
                                         PORTFOLIO

Section 4.01.    Interest Payments; Rights to Interest Payments Preserved...............  31
Section 4.02.    Notice and Voting......................................................  32
Section 4.03.    Tax Event Redemption...................................................  32

                                         ARTICLE V

                                  THE PURCHASE CONTRACTS

Section 5.01.    Purchase of Shares of Common Stock. ...................................  33
Section 5.02.    Initial and Secondary Remarketing; Payment of Purchase Price...........  35
Section 5.03.    Issuance of Shares of Common Stock.....................................  42
Section 5.04.    Adjustment of Settlement Rate..........................................  43
Section 5.05.    Notice of Adjustments and Certain Other Events.........................  50
Section 5.06.    Termination Event; Notice..............................................  51
Section 5.07.    Early Settlement.......................................................  52
Section 5.08.    Intentionally Omitted..................................................  54
Section 5.09.    No Fractional Shares...................................................  54
Section 5.10.    Charges and Taxes......................................................  54
Section 5.11.    Purchase Contract Payments.............................................  54
Section 5.12.    Deferral of Purchase Contract Payments.................................  59

                                        ARTICLE VI

                                         REMEDIES

Section 6.01.    Unconditional Right of Holders to Receive Purchase Contract Payments
                 and to Purchase Shares of Common Stock.................................  60
Section 6.02.    Restoration of Rights and Remedies.....................................  61
Section 6.03.    Rights and Remedies Cumulative.........................................  61
Section 6.04.    Delay or Omission Not Waiver...........................................  61
Section 6.05.    Undertaking for Costs..................................................  61
Section 6.06.    Waiver of Stay or Extension Laws.......................................  62
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                                        ARTICLE VII

                                THE PURCHASE CONTRACT AGENT

Section 7.01.    Certain Duties and Responsibilities....................................  62
Section 7.02.    Notice of Default......................................................  63
Section 7.03.    Certain Rights of Purchase Contract Agent..............................  63
Section 7.04.    Not Responsible for Recitals or Issuance of Securities.................  65
Section 7.05.    May Hold Securities....................................................  65
Section 7.06.    Money Held in Custody..................................................  65
Section 7.07.    Compensation and Reimbursement.........................................  65
Section 7.08.    Corporate Purchase Contract Agent Required; Eligibility................  66
Section 7.09.    Resignation and Removal; Appointment of Successor......................  66
Section 7.10.    Acceptance of Appointment by Successor.................................  67
Section 7.11.    Merger, Conversion, Consolidation or Succession to Business............  68
Section 7.12.    Preservation of Information; Communications to Holders.................  68
Section 7.13.    No Obligations of Purchase Contract Agent..............................  69
Section 7.14.    Tax Compliance.........................................................  69

                                       ARTICLE VIII

                                  SUPPLEMENTAL AGREEMENTS

Section 8.01.    Supplemental Agreements Without Consent of Holders.....................  69
Section 8.02.    Supplemental Agreements with Consent of Holders........................  70
Section 8.03.    Execution of Supplemental Agreements...................................  71
Section 8.04.    Effect of Supplemental Agreements......................................  71
Section 8.05.    Reference to Supplemental Agreements...................................  71

                                        ARTICLE IX

                   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01.    Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property
                 Except under Certain Conditions........................................  72
Section 9.02.    Rights and Duties of Successor Corporation.............................  72
Section 9.03.    Officers' Certificate and Opinion of Counsel Given to Purchase
                 Contract Agent.........................................................  73

                                         ARTICLE X

                                         COVENANTS

Section 10.01.    Performance under Purchase Contracts..................................  73
Section 10.02.    Maintenance of Office or Agency.......................................  73
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Section 10.03.    Company to Reserve Common Stock.......................................  74
Section 10.04.    Covenants as to Common Stock..........................................  74
Section 10.05.    Statements of Officers of the Company as to Default...................  74
Section 10.06.    ERISA.................................................................  74
Section 10.07.    Tax Treatment.........................................................  75
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                                      iv

     PURCHASE CONTRACT AGREEMENT, dated as of April 30, 2002, between SEMPRA ENERGY, a California corporation (the "COMPANY"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, acting as purchase contract agent for the Holders of Securities (as defined herein) from time to time (the "PURCHASE CONTRACT AGENT").

                                   RECITALS

     WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities; and

     WHEREAS, all things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company have been done;

     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01.  Definitions.

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

            (d)     the following terms have the meanings given to them in this
     Section 1.01(d):

     "ACT" has the meaning, with respect to any Holder, set forth in Section
1.04.

     "ADJUSTED EXCHANGE PROPERTY" has the meaning set forth in Section
5.04(b)(1).

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

     "APPLICABLE EXCHANGE PROPERTY MARKET VALUE" has the meaning set forth in
Section 5.04(b)(1).

     "APPLICABLE MARKET VALUE" has the meaning set forth in Section 5.01.

     "APPLICABLE OWNERSHIP INTEREST" shall mean, with respect to an Income Equity Unit that includes the Treasury Portfolio, (A) a 2.5% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures on or prior to May 16, 2005, and (B) for the scheduled interest payment date on the Notes that occurs on May 17, 2005, in the case of a Successful Initial Remarketing or a Successful Secondary Remarketing, or in the case of a Tax Event Redemption, for each scheduled interest payment on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, a .0350%, undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures prior to such date.

     "APPLICABLE PRINCIPAL AMOUNT" means the aggregate principal amount of the Notes that are components of Income Equity Units on the Initial Remarketing Date or, in the event of a Failed Initial Remarketing, on the Secondary Remarketing Date.

     "APPLICANTS" has the meaning set forth in Section 7.12(b).

     "BANKRUPTCY CODE" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

     "BASE EXCHANGE PROPERTY" has the meaning set forth in Section 5.04(b)(1).

     "BENEFICIAL OWNER" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

     "BOARD OF DIRECTORS" means the board of directors of the Company or a duly authorized committee of that board.

     "BOARD RESOLUTION" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

     "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

     "BUSINESS DAY" or "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions and trust companies in New York City, New York are permitted or required by any applicable law to close; provided that for purposes of the second paragraph of Section 1.12 only, the term "Business Day" shall also be deemed to exclude any day on which trading on the New York Stock Exchange, Inc. is closed or suspended.

     "CASH MERGER" has the meaning set forth in Section 5.04(b)(2).

     "CASH SETTLEMENT" has the meaning set forth in Section 5.02(b)(i).

     "CERTIFICATE" means an Income Equity Units Certificate or a Growth Equity Units Certificate.

     "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Securities.

     "CLOSING PRICE" has the meaning set forth in Section 5.01.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

     "COLLATERAL ACCOUNT" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

     "COLLATERAL AGENT" means U.S. Bank Trust National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

     "COLLATERAL SUBSTITUTION" has the meaning set forth in Section 3.13.

     "COMMON STOCK" means the common stock, without par value, of the Company.

     "COMPANY" means the Person named as the "COMPANY" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

     "CONSTITUENT PERSON" has the meaning set forth in Section 5.04(b).

     "CORPORATE TRUST OFFICE" means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at U. S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005,
Attention: Corporate Trust Services.

     "COUPON RATE" means the percentage rate per annum at which each Note will bear interest initially.

     "CURRENT MARKET PRICE" has the meaning set forth in Section 5.04(a)(8).

     "DEPOSITARY" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by Sections 3.06, 3.07, 3.08 and 3.09.

     "DEPOSITARY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

     "DTC" means The Depository Trust Company.

     "EARLY SETTLEMENT" means an early settlement of a Purchase Contract pursuant to Section 5.04(b)(2) or 5.07(a).

     "EARLY SETTLEMENT AMOUNT" has the meaning set forth in Section 5.07(a).

     "EARLY SETTLEMENT DATE" means the date on which an Early Settlement occurs.

     "EARLY SETTLEMENT RATE" has the meaning set forth in Section 5.07(c).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

     "EXPIRATION DATE" has the meaning set forth in Section 1.04(e).

     "EXPIRATION TIME" has the meaning set forth in Section 5.04(a)(6).

     "FAILED FINAL REMARKETING" has the meaning set forth in Section 5.02(c).

     "FAILED INITIAL REMARKETING" has the meaning set forth in Section 5.02(a).

     "FAILED SECONDARY REMARKETING" means, in connection with a Secondary Remarketing, that the Remarketing Agent, in spite of using its reasonable efforts, cannot remarket the Notes in the Secondary Remarketing (other than to the Company) at a price not less than 100% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled.

     "FINAL REMARKETING" has the meaning set forth in Section 5.02(c).

     "FINAL REMARKETING DATE" means the third Business Day immediately preceding the Purchase Contract Settlement Date.

     "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture to the Indenture, entered into between the Company and the Indenture Trustee on the date hereof.

     "GLOBAL CERTIFICATE" means a Certificate that evidences all or part of the Securities and is registered in the name of a Clearing Agency or a nominee thereof.

     "GROWTH EQUITY UNIT" means, following the substitution of Treasury Securities for Notes as collateral to secure a Holder's obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Growth Equity Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

     "GROWTH EQUITY UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Growth Equity Units specified on such certificate.

     "HOLDER" means, with respect to a Security, the Person in whose name the Security evidenced by a Certificate is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of Securities have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Security remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Securities are credited on the record date, the term "HOLDER" shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

     "INCOME EQUITY UNIT" means the collective rights and obligations of a Holder of an Income Equity Units Certificate in respect of the Notes or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract; provided that the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio shall not be subject to the Pledge.

     "INCOME EQUITY UNITS CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Income Equity Units specified on such certificate.

     "INDENTURE" means the Indenture, dated as of February 23, 2000, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as amended and supplemented as of the date hereof, pursuant to which the Notes will be issued.

     "INDENTURE TRUSTEE" means U. S. Bank Trust National Association, as trustee under the Indenture, or any successor thereto.

     "INITIAL REMARKETING" has the meaning set forth in Section 5.02(a).

     "INITIAL REMARKETING DATE" means the third Business Day immediately preceding February 17, 2005.

     "ISSUER ORDER" or "ISSUER REQUEST" means a written order or request signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.

     "NON-ELECTING SHARE" has the meaning set forth in Section 5.04(b).

     "NOTES" means the series of Notes designated the senior notes due May 17, 2007 to be issued by the Company under the Indenture as of the date hereof.

     "NYSE" has the meaning set forth in Section 5.01.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of the Company, its President, one of its Vice Presidents, its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Purchase Contract Agent. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers' Certificate provided for in Section 10.05) shall include:

        (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

        (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

        (iii) a statement that, in the opinion of each such officer, each such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

     "OUTSTANDING SECURITIES" means, with respect to any Security and as of the date of determination, all Securities evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

        (i)    If a Termination Event has occurred, (i) Growth Equity Units and
     (ii) Income Equity Units for which the underlying Notes or Applicable Ownership Interests in the Treasury Portfolio have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Income Equity Units;

        (ii) Securities evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

        (iii) Securities evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Securities evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Securities, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

     "PAYMENT DATE" means each February 17, May 17, August 17 and November 17, commencing August 17, 2002.

     "PERMITTED INVESTMENTS" has the meaning set forth in the Pledge Agreement.

     "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

     "PLAN" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

     "PLEDGE" means the pledge under the Pledge Agreement of the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in each case constituting a part of the Securities.

     "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of April 30, 2002, among the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf in its capacity as Purchase Contract Agent and as attorney-in-fact for the Holders from time to time of the Securities.

     "PLEDGED NOTES" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

     "PREDECESSOR CERTIFICATE" means a Predecessor Income Equity Units Certificate or a Predecessor Growth Equity Units Certificate.

     "PREDECESSOR INCOME EQUITY UNITS CERTIFICATE" of any particular Income Equity Units Certificate means every previous Income Equity Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Income Equity Units evidenced thereby; and, for the purposes of this definition, any Income Equity Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Income Equity Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Income Equity Units Certificate.

     "PREDECESSOR GROWTH EQUITY UNITS CERTIFICATE" of any particular Growth Equity Units Certificate means every previous Growth Equity Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Growth Equity Units evidenced thereby; and, for the purposes of this definition, any Growth Equity Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Growth Equity Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Growth Equity Units Certificate.

     "PRIMARY TREASURY DEALER" shall mean a primary U.S. government securities dealer in New York City.

     "PROCEEDS" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

     "PRO RATA" shall mean pro rata to each Holder according to the aggregate Stated Amount of the Securities held by such Holder in relation to the aggregate Stated Amount of all Securities outstanding.

     "PROSPECTUS" means the prospectus relating to the delivery of shares of any securities in connection with an Early Settlement, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

     "PURCHASE AGREEMENT" means the Purchase Agreement, dated April 24, 2002, among the Company and the Underwriters identified therein.

     "PURCHASE CONTRACT" means, with respect to any Security, the contract forming a part of such Security and obligating the Company to (i) sell, and the Holder of such Security to purchase, shares of Common Stock and (ii) pay the Holder thereof Purchase Contract Payments, in each case on the terms and subject to the conditions set forth in Article Five hereof.

     "PURCHASE CONTRACT AGENT" means the Person named as the "Purchase Contract Agent" in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Purchase Contract Agent" shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

     "PURCHASE CONTRACT PAYMENTS" means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per year of 2.90% of the Stated Amount per Purchase Contract.

     "PURCHASE CONTRACT SETTLEMENT DATE" means May 17, 2005.

     "PURCHASE CONTRACT SETTLEMENT FUND" has the meaning set forth in Section 5.03.

     "PURCHASE PRICE" has the meaning set forth in Section 5.01.

     "PURCHASED SHARES" has the meaning set forth in Section 5.04(a)(6).

     "QUOTATION AGENT" means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated or Salomon Smith Barney Inc. or any of their respective affiliates or successors or (ii) any other Primary Treasury Dealer selected by the Company.

     "RECORD DATE" for any distribution and Purchase Contract Payment payable on any Payment Date means, as to any Global Certificate, the first day of each month in which the relevant Payment Date falls, and as to any other Certificate, the date selected by the Company, which shall be more than one Business Day but less than sixty Business Days prior to such Payment Date.

     "REDEMPTION AMOUNT" shall mean, for each Note, the product of the principal amount of such Note and a fraction, the numerator of which shall be the Treasury Portfolio Purchase Price and the denominator of which shall be the principal amount of such Note.

     "REFERENCE DEALER" means a dealer engaged in trading of convertible securities.

     "REFERENCE PRICE" has the meaning set forth in Section 5.01.

     "REGISTRATION STATEMENT" means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

     "REMARKETING" means the remarketing of the Notes by the Remarketing Agent pursuant to the Remarketing Agreement.

     "REMARKETING AGENT" has the meaning set forth in Section 5.02(a).

     "REMARKETING AGREEMENT" means the Remarketing Agreement substantially in the form attached hereto as Annex I to be entered into by the Company, the Remarketing Agent and the Purchase Contract Agent as of a date that is no later than the third Business Day prior to the Initial Remarketing Date.

     "REMARKETING FEE" has the meaning set forth in Section 5.02(a).

     "REMARKETING PER NOTE PRICE" means the Treasury Portfolio Purchase Price divided by the number of Notes held as components of Income Equity Units and remarketed in the Initial Remarketing or, in the event of a Failed Initial Remarketing, in the Secondary Remarketing.

     "REORGANIZATION EVENT" has the meaning set forth in Section 5.04(b).

     "RESET RATE" means the interest rate per year determined by the Remarketing Agent as necessary for a successful completion of the Remarketing.

     "RESPONSIBLE OFFICER" means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer this Purchase Contract Agreement.

     "SECONDARY REMARKETING" has the meaning set forth in Section 5.02(a).

     "SECONDARY REMARKETING DATE" has the meaning set forth in Section 5.02(a).

     "SECURITIES ACT" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

     "SECURITIES INTERMEDIARY" means U.S. Bank Trust National Association, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "SECURITIES INTERMEDIARY" shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.

     "SECURITY" means an Income Equity Unit or a Growth Equity Unit, as the case may be.

     "SECURITY REGISTER" and "SECURITIES REGISTRAR" have the respective meanings set forth in Section 3.05.
                     ----

     "SENIOR INDEBTEDNESS" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Purchase Contract Payments.

     "SEPARATE NOTES" means Notes that are no longer a component of Income Equity Units.

     "SEPARATE NOTES PURCHASE PRICE" means the amount in cash equal to the product of the Remarketing Per Note Price multiplied by the number of Separate Notes remarketed in the Initial Remarketing or, in the event of a Failed Initial Remarketing, in the Secondary Remarketing.

     "SETTLEMENT RATE" has the meaning set forth in Section 5.01.

     "STATED AMOUNT" means $25.

     "SUCCESSFUL FINAL REMARKETING" has the meaning set forth in Section
5.02(c).

     "SUCCESSFUL INITIAL REMARKETING" has the meaning set forth in Section 5.02(a).

     "SUCCESSFUL SECONDARY REMARKETING" means, in connection with a Secondary Remarketing, that the Remarketing Agent has been able to remarket the Notes at a price equal to or greater than 100% of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price.

     "TAX EVENT" shall mean the receipt by the Company of an opinion of independent counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on April 24, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after April 24, 2002, there is more than an insubstantial increase in the risk that interest or original issue discount on the Notes would not be deductible by the Company, in whole or in part, for United States federal income tax purposes.

     "TAX EVENT REDEMPTION" shall mean that a Tax Event has occurred and is continuing and the Notes have been called for redemption pursuant to the Indenture.

     "TAX EVENT REDEMPTION DATE" means the date upon which a Tax Event Redemption is to occur.

     "TAX EVENT REDEMPTION PRINCIPAL AMOUNT" means either (i) if the Tax Event Redemption Date occurs (1) prior to February 17, 2005, (2) in the event of a Failed Initial Remarketing, prior to April 17, 2005, or (3) in the event of a Failed Secondary Remarketing, prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Notes that are components of Income Equity Units on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs (1) on or after February 17, 2005, (2) in the event of a Failed Initial Remarketing, on or after April 17, 2005 but prior to the Purchase Contract Settlement Date or, (3) in the event of a Failed Secondary Remarketing, on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Notes outstanding on such Tax Event Redemption Date.

     "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

     "TERMINATION EVENT" means the occurrence of any of the following events:

          (i) any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

          (ii) any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

          (iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

     "THRESHOLD APPRECIATION PRICE" has the meaning set forth in Section 5.01.

     "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

     "TRADING DAY" has the meaning set forth in Section 5.01.

     "TREASURY PORTFOLIO" means (1) in connection with the Initial Remarketing or the Secondary Remarketing, a portfolio of zero-coupon U.S. treasury securities consisting of (a) principal or interest strips of U.S. Treasury Securities that mature prior to the Purchase Contract Settlement Date, in an aggregate amount equal to the Applicable Principal Amount and (b) with respect to the scheduled interest payment date on the Notes that occurs on the Purchase Contract Settlement Date, principal or interest strips of U.S. treasury securities that mature prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount on such date if the applicable Coupon Rate on the Notes were not reset to the Reset Rate as described in Section 5.02 and (2) in connection with a Tax Event Redemption, (a) if the Tax Event Redemption Date occurs (x) prior to February 17, 2005, (y) in the event of a Failed Initial Remarketing, prior to April 17, 2005, or (z) in the event of a Failed Secondary Remarketing, prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. treasury securities that mature on or prior to May 16, 2005 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, principal or interest strips of U.S. treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date, and (b) if the Tax Event Redemption Date occurs (x) on or after February 17, 2005, (y) in the event of a Failed Initial Remarketing, on or after April 17, 2005 but prior to the Purchase Contract Settlement Date, or (z) in the event of a Failed Secondary Remarketing, on or after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to May 16, 2007 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. treasury securities that mature prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date if the interest rate of the Notes was not reset on the Initial Remarketing Date, the Secondary Remarketing Date or the Final Remarketing Date.

     "TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent (a) in the case of a Tax Event Redemption, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date, (b) in the case of the Initial Remarketing, on the Initial Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on February 17, 2005, and (c) in the case of the Secondary Remarketing, on the Secondary Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on April 17, 2005.

     "TREASURY SECURITIES" means zero-coupon U.S. Treasury Securities (CUSIP No. 912803AD5) that mature on May 16, 2005.

     "VICE PRESIDENT" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     Section 1.02.    Compliance Certificates and Opinions.

     Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

     Section 1.03.    Form of Documents Delivered to Purchase Contract Agent.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

     Section 1.04.    Acts of Holders; Record Dates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

     (c)  The ownership of Securities shall be proved by the Security Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Income Equity Units and the Outstanding Growth Equity Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Income Equity Units or the Growth Equity Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Securities in the manner set forth in Section 1.06.

     With respect to any record date set pursuant to this Section, the Company may designate any date as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

     Section 1.05.    Notices.

     Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

     If to the Purchase Contract Agent:

          U. S. Bank Trust National Association
          100 Wall Street
          Suite 1600
          New York, New York 10005
          Telecopier No.: (212) 809-5459
          Attention: Corporate Trust Services

     If to the Company:
          Sempra Energy
          101 Ash Street
          San Diego, California 92101
          Telecopier No.: (619) 696-2999
          Attention: Treasurer

     and a copy to:
          Latham & Watkins
          633 West Fifth Street
          Suite 4000
          Los Angeles, California 90071
          Telecopier No.: (213) 891-8763
          Attention: Scott Hodgkins, Esq.

     If to the Collateral Agent:
          U.S. Bank Trust National Association
          100 Wall Street
          Suite 1600
          New York, New York 10005
          Telecopier No.: (212) 809-5459
          Attention: Corporate Trust Services

     If to the Indenture Trustee:
          U.S. Bank Trust National Association
          100 Wall Street
          Suite 1600
          New York, New York 10005
          Telecopier No.: (212) 809-5459
          Attention: Corporate Trust Services

     The Purchase Contract Agent shall send to the Indenture Trustee at the telecopier number set forth above a copy of any notices in the form of Exhibits C, D, E or F it sends or receives.

     Section 1.06. Notice to Holders; Waiver.

     Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

     Section 1.07. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.08. Successors and Assigns.

     All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

     Section 1.09. Separability Clause.

     In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

     Section 1.10. Benefits of Agreement.

     Nothing contained in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

     Section 1.11. Governing Law.

     This Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction.

     Section 1.12. Legal Holidays.

     In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Securities), Purchase Contract Payments or other distributions shall not be paid on such date, but Purchase Contract Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date.

     In any case where any Purchase Contract Settlement Date or Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Securities) Purchase Contracts shall not be performed and Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date or Early Settlement Date, as applicable.

     Section 1.13. Counterparts.

     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     Section 1.14. Inspection of Agreement.

     A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

     Section 1.15. Appointment of Financial Institution as Agent for the
Company.

     The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

     Section 1.16. No Waiver. No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                   ARTICLE II

                               CERTIFICATE FORMS

     Section 2.01. Forms of Certificates Generally.

     The Certificates (including the form of Purchase Contract forming part of each Security evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing Income Equity Units) or Exhibit B hereto (in the case of Certificates evidencing Growth Equity Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

     The definitive Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Securities evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

     Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

     "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     Section 2.02. Form of Purchase Contract Agent's Certificate of Authentication.

     The form of the Purchase Contract Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the applicable Certificates.

                                  ARTICLE III

                                 THE SECURITIES

     Section 3.01. Amount; Form and Denominations.

     The aggregate number of Securities evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 22,000,0000 (24,000,000 if the over-allotment option granted in the Purchase Agreement is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Sections 3.04, 3.05, 3.10, 3.13, 3.14, 5.07 or 8.05.

     The Certificates shall be issuable only in registered form and only in denominations of a single Income Equity Unit or Growth Equity Unit and any integral multiple thereof.

     Section 3.02. Rights and Obligations Evidenced by the Certificates.

     Each Income Equity Units Certificate shall evidence the number of Income Equity Units specified therein, with each such Income Equity Unit representing
(1) the ownership by the Holder thereof of a beneficial interest in a Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent, as attorney-in-fact for, and on behalf of, the Holder of each Income Equity Unit shall pledge, pursuant to the Pledge Agreement, the Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, forming a part of such Income Equity Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Note or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

     Upon the formation of Growth Equity Units pursuant to Section 3.13, each Growth Equity Units Certificate shall evidence the number of Growth Equity Units specified therein, with each such Growth Equity Unit representing (1) the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and
(2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract.

     Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Security to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

     Section 3.03. Execution, Authentication, Delivery and Dating.

     Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

     The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

     Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

     No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

     Each Certificate shall be dated the date of its authentication.

     No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

     Section 3.04. Temporary Certificates.

     Pending the preparation of definitive Certificates (in the event that definitive Certificates are not prepared at the time of the initial issuance of the Securities), the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Income Equity Units or Growth Equity Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

     If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Securities as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities, evidenced thereby as definitive Certificates.

     Section 3.05. Registration; Registration of Transfer and Exchange.

     The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the "Security Registrar"). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Income Equity Units and Growth Equity Units.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Income Equity Units or Growth Equity Units, as the case may be.

     At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Income Equity Units or Growth Equity Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

     All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Income Equity Units or Growth Equity Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Income Equity Units or Growth Equity Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.06 and 8.05 not involving any transfer.

     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest of any Early Settlement Date for such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

          (i) if the Purchase Contract Settlement Date or an Early Settlement Date with respect to such other Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such other Certificate; or

          (ii) if a Cash Settlement or an Early Settlement Date with respect to such other Certificate shall have occurred, or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the Treasury Securities, or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

     Section 3.06. Book-Entry Interests.

     The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

          (i) the provisions of this Section 3.06 shall be in full force and effect;

          (ii) the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Purchase Contract Payments and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section
     3.06 shall control; and

          (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

     Section 3.07.  Notices to Holders.

     Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

     Section 3.08.  Appointment of Successor Depositary.

     If the Depositary elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Securities.

     Section 3.09.  Definitive Certificates.

     If:

          (i) the Depositary elects to discontinue its services as securities depositary with respect to the Securities and a successor Depositary is not appointed pursuant to Section 3.08 within 90 days after such discontinuance; or

          (ii) the Company elects, after consultation with the Purchase Contract Agent, to terminate the book-entry system for the Securities,

then (x) definitive Certificates shall be prepared by the Company with respect to such Securities and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Securities by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Securities of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

     Section 3.10.  Mutilated, Destroyed, Lost and Stolen Certificates.

     If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Income Equity Units or Growth Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Purchase Contract Agent
(i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Income Equity Units or Growth Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date for such lost or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

          (i) if the Purchase Contract Settlement Date or an Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate; or

          (ii) if a Cash Settlement with respect to such lost or mutilated Certificate shall have occurred or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article Five hereof.

     Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

     Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 3.11.  Persons Deemed Owners.

     Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Security evidenced thereby, for the purpose of (subject to any applicable record date) receiving distributions on the Treasury Securities, the Notes, or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving Purchase Contract Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any distributions on the Treasury Securities, the Notes, or Treasury Portfolio, as applicable, or Purchase Contract Payments payable on the Purchase Contracts, each constituting a part of the Security evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

     Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent nor any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Section 3.12.  Cancellation.

     All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or upon the transfer of Notes, or for delivery of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of that term) of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of transfer or exchange of a Security, or a Collateral Substitution or the reestablishment of Income Equity Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this

Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

     If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

     Section 3.13. Creation of Growth Equity Units by Substitution of Treasury Securities.

     Subject to the conditions set forth in this Agreement, a Holder may separate the Notes or Applicable Ownership Interests of the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of such Holder's Income Equity Units by substituting for such Notes or Applicable Ownership Interests of the Treasury Portfolio, as applicable, Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of such Notes or the principal amount of such Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable (a "COLLATERAL SUBSTITUTION"), at any time from and after the date of this Agreement and, subject to the third succeeding paragraph, prior to or on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. To effect such substitution, the Holder must:

          (1) deposit with the Securities Intermediary Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes or the Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio comprising part of such Income Equity Units, as the case may be; and

          (2) transfer the related Income Equity Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Treasury Securities to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Notes or the Applicable Ownership Interests of the Treasury Portfolio, as the case may be, underlying such Income Equity Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

     Upon receipt of the Treasury Securities described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and the transfer of such Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

          (i)   cancel the related Income Equity Units;

          (ii) transfer the Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver a Growth Equity Units Certificate executed by the Company in accordance with
     Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Income Equity Units.

     Holders who elect to separate the Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, from the related Purchase Contracts and to substitute Treasury Securities for such Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

     Holders may make Collateral Substitutions only in integral multiples of 40 Income Equity Units; provided that if the Treasury Portfolio has replaced the Notes as a component of the Income Equity Units as a result of a Successful Initial Remarketing, Successful Secondary Remarketing or a Tax Event Redemption, Holders may make Collateral Substitutions at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, but only in integral multiples of 20,000 Income Equity Units.

     In the event a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the Income Equity Units or fails to deliver Income Equity Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Collateral Agent, any distributions on the Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, constituting a part of such Income Equity Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Income Equity Units are so transferred or the Income Equity Units Certificate is so delivered, as the case may be, or such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Income Equity Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

     Except as described in this Section 3.13 or in connection with a Cash Settlement, for so long as the Purchase Contract underlying an Income Equity Unit remains in effect, such Income Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Income Equity Unit may be acquired, and may be transferred and exchanged, only as an Income Equity Unit.

     Section 3.14.  Reestablishment of Income Equity Units.

     Subject to the conditions set forth in this Agreement, a Holder of Growth Equity Units may reestablish Income Equity Units at any time prior to or on, subject to the third succeeding paragraph, the fifth Business Day immediately preceding the Purchase Contract Settlement Date, by:

          (1) depositing with the Securities Intermediary Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, (i) in the case of Notes, having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Growth Equity Units and (ii) in the case of Applicable Ownership Interests, such that the portion of such Applicable Ownership Interests described in clause (A) of the definition of such term represents an undivided beneficial ownership interest in principal or interest strips of U.S. treasury securities having an aggregate face amount equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Growth Equity Units; and

          (2) transferring the related Growth Equity Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Growth Equity Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

     Upon receipt of the Notes or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Company's security interest therein, and the transfer thereof to the Purchase Contract Agent on behalf of the Holder. Upon receipt thereof, the Purchase Contract Agent shall promptly:

          (i)   cancel the related Growth Equity Units;

          (ii)  transfer the Treasury Securities to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver an Income Equity Units Certificate executed by the Company in accordance with
     Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Growth Equity Units.

     Holders who elect to reestablish Income Equity Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the reestablishment, and the Company shall not be responsible for any such fees or expenses.

     Holders of Growth Equity Units may only reestablish Income Equity Units in integral multiples of 40 Growth Equity Units; provided that if the Treasury Portfolio has replaced the

Notes as a component of the Income Equity Units as a result of a Successful Initial Remarketing, Successful Secondary Remarketing or a Tax Event Redemption, Holders may convert their Growth Equity Units into Income Equity Units by substituting Applicable Ownership Interests of the Treasury Portfolio for Treasury Securities at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, but only in multiples of 20,000 Growth Equity Units.

     Except as provided in this Section 3.14 or in connection with a Cash Settlement, for so long as the Purchase Contract underlying a Growth Equity Unit remains in effect, such Growth Equity Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Growth Equity Unit in respect of the 1/40 of a Treasury Security and the Purchase Contract comprising such Growth Equity Unit may be acquired, and may be transferred and exchanged, only as a Growth Equity Unit.

     Section 3.15.  Transfer of Collateral upon Occurrence of Termination Event.

     Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Income Equity Units and the Growth Equity Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

     Upon book-entry transfer of the Income Equity Units or the Growth Equity Units or delivery of an Income Equity Units Certificate or Growth Equity Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income Equity Units or Growth Equity Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Income Equity Units or Growth Equity Units fails to effect such transfer or delivery, the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income Equity Units or Growth Equity Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

          (i) the transfer of such Income Equity Units or Growth Equity Units or surrender of the Income Equity Units Certificate or Growth Equity Units Certificate or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Income Equity Units Certificate or Growth Equity Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

          (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Purchase Contract Agent holds such property.

     Section 3.16.  No Consent to Assumption.

     In the event that the issuance of the Securities by the Company does not constitute a financial accommodation under, or otherwise fall within the purview of 365(e)(2) of, the Bankruptcy Code, each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

                                  ARTICLE IV

                  THE NOTES AND APPLICABLE OWNERSHIP INTEREST
                           OF THE TREASURY PORTFOLIO

     Section 4.01.  Interest Payments; Rights to Interest Payments Preserved.

     Any distribution on any Note or on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition thereof) of the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Income Equity Units Certificate (or one or more Predecessor Income Equity Units Certificates) of which such Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Payment Date.

     Each Income Equity Units Certificate evidencing Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Income Equity Units Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrue interest or distributions, which were carried by the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such other Income Equity Units Certificate.

     In the case of any Income Equity Units with respect to which Cash Settlement of the underlying Purchase Contract is properly effected pursuant to
Section 5.02 hereof, or with respect to which Early Settlement of the underlying Purchase Contract is properly effected pursuant to either of Section 5.04(b)(2) or Section 5.07 hereof, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest on the Notes or distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Income Equity Units otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Income Equity Units Certificate (or one or more Predecessor Income Equity Units Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Income Equity Units with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, distributions on the related Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date, Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Income Equity Units; provided, however, that to the extent that such Holder continues to hold separated Notes that formerly comprised a part of such Holder's Income Equity Units, such Holder shall be entitled to receive interest on such separated Notes.

     Section 4.02.  Notice and Voting.

     Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Income Equity Units a notice:

          (i) containing such information as is contained in the notice or solicitation;

          (ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Notes underlying their Income Equity Units; and

          (iii)  stating the manner in which such instructions may be given.

Upon the written request of the Holders of Income Equity Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income Equity Unit, the Purchase Contract Agent shall abstain from voting the Notes underlying such Income Equity Unit. The Company hereby agrees, if applicable, to solicit Holders of Income Equity Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Notes.

     Section 4.03.  Tax Event Redemption.

     (a) Upon the occurrence of a Tax Event Redemption Date (1) prior to February 17, 2005, (2) in the event of a Failed Initial Remarketing, prior to April 17, 2005, or (3) in the event of a Failed Secondary Remarketing, prior to the Purchase Contract Settlement Date, an amount equal to the Redemption Amount, plus any accrued and unpaid interest, payable on the Tax Event Redemption Date with respect to the principal amount of Notes that are components of Income Equity Units shall be deposited in the Collateral Account in exchange for the Pledged Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the Redemption Amount of such funds to purchase on behalf of the Holders of Income Equity Units the Treasury Portfolio and promptly remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Income Equity Units.

     (b) Upon the occurrence of a Tax Event Redemption Date, the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio will be substituted as Collateral for the Pledged Notes and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Income Equity Unit to purchase the Common Stock of the Company under the Purchase Contract constituting a part of such Income Equity Unit. Following the occurrence of a Tax Event Redemption Date prior to the Purchase Contract Settlement Date, the Holders of Income Equity Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holders of Income Equity Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein to the Notes shall be deemed to be a reference to such Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio. The Company may cause to be made in any Income Equity Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio for Notes as Collateral.

                                   ARTICLE V

                            THE PURCHASE CONTRACTS

     Section 5.01.  Purchase of Shares of Common Stock.

     (a) Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of newly issued shares of Common Stock (subject to Section 5.09) equal to the Settlement Rate unless an Early Settlement has occurred in accordance with either of Section 5.04(b)(2) or Section 5.07 hereof or, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to:

          (i) if the Applicable Market Value (as defined below) is greater than or equal to $30.5244 (the "THRESHOLD APPRECIATION PRICE"), 0.8190 shares of Common Stock per Purchase Contract;

          (ii) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $25.02 (the "Reference Price"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Applicable Market Value; and

          (iii) if the Applicable Market Value is less than or equal to the Reference Price, 0.9992 shares of Common Stock per Purchase Contract,

in each case subject to adjustment as provided in Section 5.04 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

     The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

     The "CLOSING PRICE" per share of Common Stock on any date of determination means:

          (i) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

          (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market;

          (iv) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (v) if such bid price is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     (b) Each Holder of an Income Equity Unit or a Growth Equity Unit, by its acceptance thereof:

          (i) irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

          (ii)   agrees to be bound by the terms and provisions thereof;

          (iii) covenants and agrees to perform its obligations under such Purchase Contract;

          (iv)   consents to the provisions hereof;

          (v) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf as its attorney-in-fact;

          (vi) consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in and to the Collateral Account, including the Notes and the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement;

          (vii) agrees to treat itself as the owner, for United States federal income tax purposes, of the applicable interest in the Collateral Account, including the Notes and the Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities; and

          (viii) agrees to treat the Notes as indebtedness for all United States federal income tax purposes;

provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations.

     (c) Each Holder of an Income Equity Unit or a Growth Equity Unit, by its acceptance thereof, further covenants and agrees, that to the extent and in the manner provided in Section 5.02 and the Pledge Agreement, but subject to the terms thereof, Proceeds of the Notes, the Treasury Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, on the Purchase Contract Settlement Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

     (d) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     Section 5.02.  Initial and Secondary Remarketing; Payment of Purchase
Price.

     (a) (i) Unless a Tax Event Redemption has occurred, the Company shall engage a nationally recognized investment banking firm as remarketing agent (the "REMARKETING AGENT") pursuant to the Remarketing Agreement (and subject to removal as provided in the Remarketing Agreement) to sell the Notes (the "INITIAL REMARKETING") on the third Business Day immediately preceding February 17, 2005 (the "INITIAL REMARKETING DATE"). In order to facilitate the Initial Remarketing, the Purchase Contract Agent or the Custodial Agent shall notify, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes that are part of Income Equity Units, or aggregate principal amount of Separate Notes that are to be remarketed pursuant to clause (ii) below, as the case may be, that are to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, or the Custodial Agent, pursuant to clause (ii) below, will present for Remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent or Custodial Agent and such Notes from the Collateral Agent or Custodial Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its reasonable efforts to remarket such Notes on such date at a price of approximately 100.5% (but not less than 100%) of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price (a "SUCCESSFUL INITIAL REMARKETING"), the portion of the proceeds from such Successful Initial Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. In addition, the Remarketing Agent may deduct as a remarketing fee (the "REMARKETING FEE") an amount not exceeding 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price from any amount of such proceeds in excess of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. With respect to Separate Notes, any proceeds of the Initial Remarketing in excess of the Remarketing Fee attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the holders of Separate Notes. With respect to Notes that are part of Income Equity Units, any proceeds of the Initial Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Remarketing Fee with respect to such Notes will be remitted to the Purchase Contract Agent for payment to the Holders of the related Income Equity Units. Neither the Company nor any Income Equity Units Holders whose Notes are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio will be substituted for the Notes of Holders of Income Equity Units and the Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio will be pledged to the Collateral Agent to secure the Income Equity Units Holders' obligation to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Initial Remarketing, the Holders of Income Equity Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (A) of the definition of such term) in the Treasury Portfolio as the Holder of Income Equity Units and the Collateral Agent had in respect of the Notes, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Income Equity Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Notes as Collateral.

     If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Notes in the Initial Remarketing (other than to the Company) at a price not less than 100% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the Remarketing will be deemed to have failed (a "FAILED INITIAL REMARKETING"). The Company will cause a notice of a Failed Initial Remarketing to be published on the Business Day immediately following the Initial Remarketing Date in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

          (ii) A holder of a Note that is no longer part of an Income Equity Unit may elect to have such Note remarketed in the Initial Remarketing. A holder making such an election must notify the Custodial Agent on or prior to the second Business Day immediately preceding the Initial Remarketing Date (but in no event earlier than the Payment Date next preceding the Initial Remarketing Date) of the aggregate principal amount of Notes that are not part of Income Equity Units to be remarketed and deliver such Notes to the Custodial Agent at that time. Any such notice will be irrevocable (provided that, holders of such Notes may withdraw any such notice on or prior to the second Business Day preceding the Initial Remarketing Date) and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, the Custodial Agent shall cause such Notes to be presented to the Remarketing Agent for Remarketing.

          (iii) Not later than 7 calendar days nor more than 15 calendar days prior to the Initial Remarketing Date, the Company shall request the Depositary to notify the Beneficial Owners or Depositary Participants holding Securities of the procedures to be followed in the Initial Remarketing.

          (iv) If required by applicable law, the Company agrees to endeavor to ensure that a registration statement with regard to the full amount of the Notes to be remarketed in the Initial Remarketing shall be effective with the Securities Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with the Initial Remarketing.

          (v)   In the event of a Failed Initial Remarketing, unless a Tax
     Event Redemption has occurred, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement to sell the Notes (the "SECONDARY REMARKETING") on the third Business Day immediately preceding April 17, 2005 (the "SECONDARY REMARKETING DATE"). Such Secondary Remarketing shall be effected pursuant to the same procedures, and on the same terms, as those set forth in clauses (a)(i) through (a)(iv) of this
     Section 5.02 as if such Secondary Remarketing were the Initial Remarketing, except that all references to the "Initial Remarketing," the "Initial Remarketing Date," "Successful Initial Remarketing" and "Failed Initial Remarketing" as used in such clauses shall refer, respectively, to the "Secondary Remarketing," the "Secondary Remarketing Date," "Successful Secondary Remarketing" and "Failed Secondary Remarketing."

     (b)  (i)   Unless a Tax Event Redemption Date, Successful Initial
Remarketing, Successful Secondary Remarketing, Termination Event or Early Settlement pursuant to Section 5.07 has occurred, each Holder who intends to pay in cash to satisfy such Holder's obligations under the Purchase Contract on the Purchase Contract Settlement Date shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase

Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

          (ii) A Holder of an Income Equity Unit who has so notified the Purchase Contract Agent of his intention to effect a Cash Settlement in accordance with paragraph 5.02(b)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

          (iii) If a Holder of an Income Equity Unit fails to notify the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph 5.02(b)(i) above, such Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the Final Remarketing as described in paragraph 5.02(c) below.

          (iv) Promptly after 11:00 a.m. (New York City time) on the fourth Business Day preceding the Purchase Contract Settlement Date, the Purchase Contract Agent, based on notices received by the Purchase Contract Agent pursuant to Section 5.02(b) hereof, shall notify the Collateral Agent and the Indenture Trustee of the aggregate principal amount of Notes to be tendered for purchase in the Remarketing in a notice substantially in the form of Exhibit F hereto.

          (v) Not later than 7 calendar days nor more than 15 calendar days prior to the Final Remarketing Date, the Company shall request the Depositary to notify the Beneficial Owners or Depositary Participants holding Securities of the procedures to be followed in the Final Remarketing.

          (vi) If required by applicable law, the Company agrees to endeavor to ensure that a registration statement with regard to the full amount of the Notes to be remarketed in the Final Remarketing shall be effective with the Securities Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with the Final Remarketing.

     (c)  (i)   Unless a Tax Event Redemption, a Successful Initial Remarketing
or a Successful Secondary Remarketing has occurred, the Notes of Income Equity Units Holders who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in paragraph 5.02(b)(i) above, will be sold by the Remarketing Agent (the "FINAL

REMARKETING") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "FINAL REMARKETING DATE"). In order to facilitate the Final Remarketing, the Purchase Contract Agent, based on the notices specified in Section 5.02(b)(iv), or the Custodial Agent, based on the notices specified in Section 5.02(c)(ii), shall notify the Remarketing Agent, by 11:00 a.m. (New York City time) on the Business Day immediately preceding the Final Remarketing Date, of the aggregate principal amount of Notes that are part of Income Equity Units or aggregate principal amount of Notes that are no longer part of Income Equity Units that are to be remarketed pursuant to clause (ii) below, as the case may be, to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, shall cause such Notes to be presented to the Remarketing Agent for Remarketing.

          (ii) A holder of a Note that is no longer part of an Income Equity Unit may elect to have such Note remarketed. A holder making such an election must notify the Custodial Agent and deliver such Notes to the Custodial Agent on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (but in no event earlier than the Payment Date next preceding the Final Remarketing Date), of the aggregate number of Notes that are not part of Income Equity Units to be remarketed. Any such notice will be irrevocable (provided that, holders of such Notes may withdraw any such notice on or prior to the fifth Business Day preceding the Purchase Contract Settlement Date) and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Final Remarketing Date, the Custodial Agent shall cause such Notes to be presented to the Remarketing Agent for Remarketing.

          (iii) Upon receipt of such notice from the Purchase Contract Agent or the Custodial Agent and such Notes from the Collateral Agent or Custodial Agent, as set forth in clauses (i) and (ii) above, the Remarketing Agent shall, on the Final Remarketing Date, use reasonable efforts to remarket such Notes on such date at a price equal to 100.5% (but not less than 100%) of the aggregate principal amount of such Notes, as provided in the Remarketing Agreement. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the aggregate principal amount of Notes (a "SUCCESSFUL FINAL REMARKETING"), the Remarketing Agent will remit the proceeds from such Successful Final Remarketing to the Collateral Agent; provided that the Remarketing Agent may deduct as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the remarketed Notes from any amount of the proceeds of a Successful Final Remarketing in excess of the aggregate principal amount of the remarketed Notes. The proceeds from the Remarketing remitted to the Collateral Agent shall be invested by the Collateral Agent in Permitted Investments, in accordance with the Pledge Agreement, and then applied to satisfy in full such Income Equity Units Holders' obligations to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Purchase Contract Agent for payment to the Holders of the related Income Equity Units. Income Equity Units Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. With respect to Separate Notes, any proceeds of the Secondary Remarketing in excess of the Remarketing Fee attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the holders of Separate Notes.

          (iv) If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Notes of such Holders of Income Equity Units at a price not less than 100.0% of the Stated Amount or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the remarketing will be deemed to have failed (a "FAILED FINAL REMARKETING"), an event of default shall be deemed to have occurred under this Agreement and the Pledge Agreement and in accordance with the terms of the Pledge Agreement, the Collateral Agent, for the benefit of the Company, shall exercise its rights as a secured party with respect to such Notes, including, without limitation, those actions specified in paragraph 5.02(d) below; provided, that if upon a Failed Final Remarketing the Collateral Agent exercises such rights for the benefit of the Company with respect to such Notes, any accrued and unpaid interest on such Notes shall become payable by the Company to the Purchase Contract Agent for payment to the Beneficial Owner of the Income Equity Units to which such Notes relate. The Company shall cause a notice of such Failed Final Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal.

     (d) With respect to (i) any Notes which are subject to a Failed Final Remarketing or (ii) any Notes which are components of Income Equity Units with respect to which the Holder notified the Purchase Contract Agent as provided in
Section 5.02(b)(i) of his intention to pay the Purchase Price in cash, but failed to make such payment as required by Section 5.02(b)(ii), in each case resulting in an event of default under this Agreement, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph 5.02(h) below, shall, in full satisfaction of the Holders' obligations under the Purchase Contracts among other things, (i) retain the Notes, (ii) sell the Notes in one or more public or private sales or (iii) take, or choose not to take, any other action with respect to the Notes, which in every case specified in (i), (ii) and
(iii) shall constitute payment in full for the aggregate Purchase Price for the shares of Common Stock to be purchased under the Purchase Contracts.

     (e)  (i)    Unless a Holder of an Income Equity Unit (if a Tax Event
Redemption Date, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred) or a Growth Equity Unit effects an Early Settlement of the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.07, each Holder of an Income Equity Unit (if a Tax Event Redemption Date, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred) or a Growth Equity Unit who intends to pay in cash shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from such Holders intending to make a Cash Settlement. Growth Equity Units holders may make Cash Settlements only in integral multiples of 40 Growth Equity Units.

         (ii) A Holder of an Income Equity Unit (if a Tax Event Redemption Date, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred) or a Growth Equity Unit who has so notified the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph 5.02(e)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash received by the Collateral Agent shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from the investment in such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

         (iii) If a Holder of a Growth Equity Unit or Holder of an Income Equity Unit (if a Tax Event Redemption Date, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred) fails to notify the Purchase Contract Agent of his intention to make a Cash Settlement in accordance with paragraph 5.02(e)(i) above, or does notify the Purchase Contract Agent as provided in paragraph 5.02(e)(i) above of his intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.02(e)(ii) above, then upon the maturity of the Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio held by the Securities Intermediary on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio received by the Securities Intermediary shall be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Growth Equity Units or Income Equity Units when received.

     (f) Any distribution to Holders of any payments described above shall be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

     (g)  Upon Cash Settlement of any Purchase Contract:

          (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Notes, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying the relevant Security to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable; and

          (ii) subject to the receipt thereof, the Purchase Contract Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Notes, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Notes, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state where such property is held).

     (h) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

     (i) The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Security unless the Company shall have received payment in full for the aggregate Purchase Price for the Common Stock to be purchased thereunder in the manner herein set forth.

     Section 5.03. Issuance of Shares of Common Stock.

     Unless a Termination Event or an Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Securities, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the "PURCHASE CONTRACT SETTLEMENT FUND") to which the Holders are entitled hereunder.

     Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date or Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder), together with cash in lieu of fractional shares as provided in Section
5.09 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

     Section 5.04. Adjustment of Settlement Rate.

     (a)  Adjustments for Dividends, Distributions, Stock Splits, Etc.

     (1) In case the Company shall pay or make a dividend or other distribution on Common Stock in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which:

         (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

         (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (2) In case the Company shall issue rights, warrants or options, other than pursuant to any dividend reinvestment plans or share purchase plans, to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date of announcement of such issuance, the Settlement Rate in effect at the opening of business on the Business Day following the date of such announcement shall be increased by dividing such Settlement Rate by a fraction of which:

          (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

          (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the Business Day following the date of such announcement. The Company agrees that it shall notify the Purchase Contract Agent if any issuance of such rights, warrants or options is cancelled or not completed following the announcement thereof and the Settlement Rate shall thereupon be readjusted to the Settlement Rate in effect immediately prior to the date of such announcement. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

     (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

     (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (2) of this Section 5.04(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph
(1) of this Section 5.04(a)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which:

          (i) the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock; and

          (ii) the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section 5.04(a) shall not be applicable. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

     (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed (x) in connection with the payment by the Company of its normal quarterly dividend in an amount up to $0.25 per share of Common Stock, (y) in a Reorganization Event to which Section 5.04(b) applies, or (z) as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution (excluding any cash that is distributed in connection with the payment by the Company of its normal quarterly dividend in an amount up to $0.25 per share of Common Stock) and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (III) the aggregate amount of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, then, in such case, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on such record date by a fraction of which:

          (i) the numerator shall be the Current Market Price of Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock; and

          (ii)    the denominator shall be the Current Market Price of Common
     Stock,

such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon settlement of the Securities the amount of cash such Holder would have received had such Holder settled each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

     (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as herein defined) of (I) an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and
(II) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of Common Stock as of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction:

          (i)     the numerator of which shall be equal to (A) the product of
     (I) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (I) and (II) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares); and

          (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES").

     (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.04(b) applies) shall be deemed to involve:

          (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section); and

          (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

     (8) The "CURRENT MARKET PRICE" per share of Common Stock on any date of determination means the average of the daily Closing Prices for the ten consecutive Trading Days ending not later than the earlier of such date of determination and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

     (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 5.04(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses
(i) or (ii) of the definition of Settlement Rate in Section 5.01 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.04(a) and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.04(a)
during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

     (10) The Company may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

     (b)   Adjustment for Consolidation, Merger or Other Reorganization Event.

     (1) Subject to Section 5.04(b)(2), in the event of:

           (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);

           (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

           (iii) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or

           (iv) any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "REORGANIZATION EVENT"),

each Purchase Contract will be automatically adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date or any Early Settlement Date occurring after such Reorganization Event, as the case may be, with respect to each Purchase Contract forming a part thereof, the kind of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Early Settlement Date or Purchase Contract Settlement Date, as the case may be) by a Holder in respect of Common Stock issuable on account of each Purchase Contract as if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event. The amount of securities, cash and other property receivable upon settlement of each Purchase Contract (other than in connection with an Early Settlement pursuant to Section 5.04(b)(2)) shall equal the Adjusted Exchange Property. For purposes of the foregoing, it is assumed that the Holder referred to in the second preceding sentence is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

     The "ADJUSTED EXCHANGE PROPERTY" shall equal

          (A) in the case of settlement of a Purchase Contract on the Purchase Contract Settlement Date, an amount of Base Exchange Property multiplied by the applicable Settlement Rate (which Settlement Rate, for purposes of this Section 5.04(b)(1), shall be determined by reference to the Applicable Exchange Property Market Value in lieu of the Applicable Market Value and which shall be applied as if the Base Exchange Property were one share of Common Stock); and

          (B) in the case of an Early Settlement pursuant to Section 5.07, an amount of Base Exchange Property multiplied by the Early Settlement Rate (which shall be applied as if the Base Exchange Property were one share of Common Stock).

     "BASE EXCHANGE PROPERTY" means the hypothetical amount of securities, cash and other property that would have been received upon consummation of the Reorganization Event in exchange for one share of Common Stock.

     "APPLICABLE EXCHANGE PROPERTY MARKET VALUE" shall mean (1) with respect to any publicly traded securities receivable by holders of Common Stock pursuant to a Reorganization Event, the Closing Price of such securities (substituting such securities for Common Stock in the definition of the term Closing Price), (2) in the case of any cash receivable by holders of Common Stock pursuant to a Reorganization Event, the amount of such cash and (3) in the case of any other property receivable by holders of Common Stock pursuant to a Reorganization Event, the market value of such property, as determined by a nationally recognized investment banking firm retained by the Company for this purpose.

     In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Security shall have the rights provided by this Section 5.04(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04 shall similarly apply to successive Reorganization Events.

     (2) In the event of a consolidation or merger of the Company with or into another Person, any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) in which 30% or more of the total consideration paid to the Company's shareholders consists of cash or cash equivalents (a "CASH MERGER"), then a Holder of a Security may settle his Purchase

Contract for cash as described in Section 5.02(b)(i) or 5.02(e)(i) hereof, as applicable, on or after the date of such Cash Merger, at the applicable Settlement Rate. Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of Securities of such completion of a Cash Merger, which shall specify the deadline for submitting a notice of Early Settlement pursuant to this Section 5.04(b)(2), the Early Settlement Date, the applicable Settlement Rate and the amount (per share of common stock) of cash, securities and other consideration receivable by the Holder upon settlement. For the purposes of this Section 5.04(b)(2), the date of the closing of the merger or consolidation shall be deemed to be the Purchase Contract Settlement Date for the purpose of determining the Applicable Market Value and the deadline for submitting the notice to settle early and the related cash payment shall be 5:00 p.m. (New York City time) on the tenth day after the date the notice relating to a Cash Merger is provided to the Holders by the Company. Growth Equity Units Holders may only effect Early Settlement pursuant to this Section 5.04(b)(2) in integral multiples of 40 Purchase Contracts. If a Tax Event Redemption Date, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, Income Equity Units Holders may only effect Early Settlement pursuant to this Section 5.04(b)(2) in multiples of 20,000 Purchase Contracts. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.01(a) shall apply with respect to an Early Settlement following a Cash Merger pursuant to this Section 5.04(b)(2). Notwithstanding the foregoing, no Early Settlement will be permitted pursuant to this Section 5.04(b)(2) unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (A) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.

     (c) All calculations and determinations pursuant to this Section 5.04 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

     Section 5.05.  Notice of Adjustments and Certain Other Events.

     (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

          (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

          (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

     (b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

     Section 5.06.  Termination Event; Notice.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments (including any deferred or accrued and unpaid Purchase Contract Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

     Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Notes, the Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming part of such Securities, in accordance with the provisions of Section 5.04 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

     Section 5.07.  Early Settlement.

     (a) Subject to and upon compliance with the provisions of this Section 5.07, a Holder, at his option, may, with respect to the Purchase Contracts underlying such Holder's Securities, effect Early Settlement at any time on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Holders of Growth Equity Units may effect Early Settlement of the related Purchase Contracts at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date only in integral multiples of 40 Purchase Contracts. If a Tax Event Redemption Date, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, Income Equity Units Holders may effect Early Settlement on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date only in multiples of 20,000 Purchase Contracts. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver to the Purchase Contract Agent at the Corporate

Trust Office an "Election to Settle Early" form (on the reverse side of the Certificate) and any other documents requested by the Purchase Contract Agent and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "EARLY SETTLEMENT AMOUNT") equal to the product of (i)
(A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Purchase Contract Payments payable on such Payment Date with respect to such Purchase Contracts.

     Except as provided in the immediately preceding sentence and subject to
Section 5.11(c), no payment shall be made upon Early Settlement of any Purchase Contract on account of any Purchase Contract Payments accrued on such Purchase Contract or on account of dividends payable on the Common Stock issued upon such Early Settlement, the record date for which payment occurs prior to the Early Settlement Date. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities prior to or at 5:00 p.m. (New York City time) on a Business Day, such day shall be the "EARLY SETTLEMENT DATE" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "EARLY SETTLEMENT DATE" with respect to such Securities shall be the next succeeding Business Day (so long as such next succeeding Business Day is not later than the fifth Business Day immediately preceding the Purchase Contract Settlement Date).

     (b) No Early Settlement will be permitted under this Section 5.07 unless, at the time of delivery of the Election to Settle Early form or the time the Early Settlement is effected, there is an effective Registration Statement with respect to the shares of Common Stock to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for either the Company or the Purchase Contract Agent) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (A) have in effect a Registration Statement covering the shares of Common Stock to be delivered in respect of the Purchase Contracts being settled and (B) provide a Prospectus in connection therewith, in each case in a form that the Purchase Contract Agent may use in connection with such Early Settlement.

     (c) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive
0.8190 shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "EARLY SETTLEMENT RATE"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted.

     (d) Not later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

          (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.09; and

          (ii) the related Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of Income Equity Units, or the related Treasury Securities, in the case of Growth Equity Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

     (e) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Notes, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the Election to Settle Early form (on the reverse of the Certificate evidencing the related Securities):

          (i) transfer to the Holder the Notes, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities;

          (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in
     Section 5.09; and

          (iii) if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.07(b).

     (f) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

     (g) A Holder of a Security who effects Early Settlement may elect to have the Notes no longer a part of an Income Equity Unit remarketed. A Holder making such an election must notify the Indenture Trustee prior to 11:00 a.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, of the aggregate principal amount of Notes that are not part of Income Equity Units to be remarketed. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Concurrently, the Indenture Trustee shall cause such Notes to be presented to the Remarketing Agent for Remarketing.

     Section 5.08.  Intentionally Omitted.

     Section 5.09.  No Fractional Shares.

     No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early

Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.09 in a timely manner.

     Section 5.10.  Charges and Taxes.

     The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 5.11.  Purchase Contract Payments.

     (a) Subject to Section 5.12, the Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date next preceding such Payment Date. The Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register. If any date on which Purchase Contract Payments are to be made is not a Business Day, then payment of the Purchase Contract Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of any such delay). Purchase Contract Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     (b) Upon the occurrence of a Termination Event, the Company's obligation to pay future Purchase Contract Payments (including any accrued or deferred Purchase Contract Payments) shall cease.

     (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the reestablishment of Income Equity Units) any other Certificate shall carry the right to accrued or deferred and unpaid Purchase Contract Payments and the right to accrue Purchase Contract Payments, which rights were carried by the Purchase Contracts underlying such other Certificates.

     (d) Subject to Section 5.04(b)(2) or Section 5.07, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Purchase Contract Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Purchase Contract Payments shall be paid to the Person in whose name the Certificate evidencing such Security is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected, Purchase Contract Payments that would otherwise be payable after the Early Settlement Date with respect to such Purchase Contract shall not be payable.

     (e) The Company's obligations with respect to Purchase Contract Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

     (f) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.11(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

          (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses
     (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive any Purchase Contract Payments on the Purchase Contracts underlying the Securities;

          (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the

     Securities would be entitled except for the provisions of Section 5.11(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Purchase Contract Payments on the Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Purchase Contract Payments to the Holders of such Securities; and

          (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Purchase Contract Payments on the Purchase Contracts underlying the Securities, shall be received by the Purchase Contract Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to Section 5.11(e) through (q), such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

     (g) For purposes of Section 5.11(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.11(e) through (q) with respect to such Purchase Contract Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that
(i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

     (h) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.11(e) through (g) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

     (i) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Purchase Contract Payments in respect of the Purchase Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Purchase Contract Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.11(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.11(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     (j) Nothing contained in Section 5.11(e) through (q) or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Purchase Contract Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.11(e) through
(q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (k)  Upon payment or distribution of assets of the Company referred to in
Section 5.11(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.11(e) through (q).

     (l) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to
Section 5.11(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.11(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     (m) Nothing contained in Section 5.11(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Purchase Contract Payments, except as otherwise provided in these Section 5.11(e) through (q).

     (n) Each Holder of Securities, by his acceptance thereof, authorizes and directs the Purchase Contract Agent on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.11 (e) through (q) and appoints the Purchase Contract Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

     (o) The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Securities pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.11(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof marked "Urgent" and mailed or delivered to the Purchase Contract Agent at its Corporate Trust Services department from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

     (p) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

     (q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

     (r) Nothing in this Section 5.11 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

     (s) With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

     Section 5.12. Deferral of Purchase Contract Payments.

     (a) The Company has the right to defer payment of all or part of the Purchase Contract Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date, but only if the Company shall give the Holders and the Purchase Contract Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Purchase Contract Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. If the Company so elects to defer Purchase Contract Payments, the Company shall pay additional Purchase Contract Payments on such deferred installments of Purchase Contract Payments at a rate equal to 8.50% per annum, compounding quarterly, until such deferred installments are paid in full. Deferred Purchase Contract Payments shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No deferral period may end on a date other than a Payment Date. Except as otherwise provided in Section 5.11(d), in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, the Holder will have no right to receive any accrued or deferred Purchase Contract Payments.

     (b) In the event the Company elects to defer the payment of Purchase Contract Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder will receive on the Purchase Contract Settlement Date the aggregate amount of accrued and unpaid Purchase Contract Payments. The Company shall pay such amounts on the Purchase Contract Settlement Date in the manner described in Section 5.02(f).

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

     (c) In the event the Company exercises its option to defer the payment of Purchase Contract Payments, then, until all deferred Purchase Contract Payments have been paid, the Company shall not, and shall not permit any of its subsidiaries to (a) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to the Notes in the right of payment issued by the Company or any subsidiary of the Company, or (b) make any guarantee payments with respect to any guarantee by the Company of any securities of any of its subsidiaries if such guarantee ranks junior to the Notes in the right of payment, (c) declare or pay any dividends or distributions on any of the Company's capital stock or (d) redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock. Notwithstanding the foregoing, the Company may (1) purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring it to purchase its capital stock; (2) reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock; (3) purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (4) redeem or repurchase any rights pursuant to a rights agreement.

                                  ARTICLE VI

                                   REMEDIES

     Section 6.01. Unconditional Right of Holders to Receive Purchase Contract Payments and to Purchase Shares of Common Stock.

     Each Holder of a Security shall have the right, which is absolute and unconditional, (i) subject to the right of the Company to defer such payments in accordance with Section 5.12, to receive each Purchase Contract Payment with respect to the Purchase Contract comprising part of such Security on the respective Payment Date for such Security and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Purchase Contract Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

     Section 6.02. Restoration of Rights and Remedies.

     If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

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

     Section 6.03. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.04. Delay or Omission Not Waiver.

     No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

     Section 6.05. Undertaking for Costs.

     All parties to this Agreement agree, and each Holder of a Security, by its acceptance of such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of interest on any Notes or Purchase Contract Payments on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

     Section 6.06. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

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                                  ARTICLE VII

                          THE PURCHASE CONTRACT AGENT

     Section 7.01. Certain Duties and Responsibilities.

     (a) The Purchase Contract Agent:

     (1) undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement or the Pledge Agreement against the Purchase Contract Agent; and

     (2) in the absence of bad faith or gross negligence on its part, may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform in all material respects to the requirements of this Agreement or the Pledge Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

     (b) No provision of this Agreement or the Pledge Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

     (2) no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity satisfactory to the Purchase Contract Agent is not provided to it; and

     (3) the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities.

     (c) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

     (d) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Purchase Contract Agent.

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

     Section 7.02. Notice of Default.

     Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

     Section 7.03. Certain Rights of Purchase Contract Agent.

     Subject to the provisions of Section 7.01:

     (1) the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

     (3) whenever in the administration of this Agreement or the Pledge Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Company;

     (4) the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, and at the expense of the Company, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the relevant books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (6) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

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

     (7) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (8) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (9) the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Securities and this Agreement;

     (10) the Purchase Contract Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

     (11) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

     (12) The Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein.

     Section 7.04. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

     Section 7.05. May Hold Securities.

     Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other

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

agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Securities.

     Section 7.06. Money Held in Custody.

     Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

     Section 7.07. Compensation and Reimbursement.

     The Company agrees:

     (1) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

     (2) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

     (3) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent for, and to hold it harmless against, any claim, demand, loss, liability or expense incurred (or to which it is subjected to) without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

     The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

     Section 7.08. Corporate Purchase Contract Agent Required; Eligibility.

     There shall at all times be a Purchase Contract Agent hereunder which shall be a corporation or bank organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a corporation in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 7.09. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of
Section 7.10.

     (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

     (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

     (d)  If at any time:

          (1) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months;

          (2)  the Purchase Contract Agent shall cease to be eligible under
     Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

          (3) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of

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

competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

     (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

     (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

     Section 7.10. Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

     (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph 7.10(a) of this Section.

     (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

     Section 7.11. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or

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

consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Securities.

     Section 7.12. Preservation of Information; Communications to Holders.

     (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

     (b) If three or more Holders (herein referred to as "APPLICANTS") apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

     Section 7.13. No Obligations of Purchase Contract Agent.

     Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action.

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

     Section 7.14. Tax Compliance.

     (a) The Company and the Purchase Contract Agent will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) in the case of the Company and the Purchase Contract Agent, any payments made with respect to the Securities or
(ii) in the case of the Company, the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

     (b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(2) hereof.

     (c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                 ARTICLE VIII

                            SUPPLEMENTAL AGREEMENTS

     Section 8.01. Supplemental Agreements Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

          (1) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

          (2) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

          (3) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

          (4) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b); or

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

          (5) except as provided for in Section 5.04, cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

     Section 8.02. Supplemental Agreements with Consent of Holders.

     With the consent of the Holders of not less than a majority of the outstanding Securities voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

          (1)  change any Payment Date;

          (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

          (3) impair the right to institute suit for the enforcement of any Purchase Contract, any Purchase Contract Payments or any deferred Purchase Contract Payments;

          (4) reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement following a Cash Merger or otherwise adversely affect the Holder's rights under the Purchase Contract;

          (5) reduce any Purchase Contract Payments or deferred Purchase Contract Payments or change any place where, or the coin or currency in which, any Purchase Contract Payment is payable; or

          (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Purchase Contracts or the Pledge Agreement to less than a majority;

provided that if any amendment or proposal referred to above would adversely affect only the Income Equity Units or the Growth Equity Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the

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

unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (6) above.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 8.03. Execution of Supplemental Agreements.

     In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent's own rights, duties or immunities under this Agreement or otherwise.

     Section 8.04. Effect of Supplemental Agreements.

     Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

     Section 8.05. Reference to Supplemental Agreements.

     Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

                                  ARTICLE IX

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 9.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.

     The Company covenants that it will not consolidate with or merge into any other entity or sell, assign, transfer, lease or convey, all or substantially all of its properties and assets to any Person, unless:

          (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto), the Notes and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such corporation; and

          (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such consolidation, merger, sale, assignment, transfer, lease or conveyance, be in default in its payment obligations under the Purchase Contracts, the Notes, the Indenture (including any supplement thereto), the Remarketing Agreement, the Pledge Agreement or this Agreement or in material default in the performance of any of its other obligations under such agreements.

     Section 9.02. Rights and Duties of Successor Corporation.

     In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Sempra Energy, any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

     In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

     Section 9.03. Officers' Certificate and Opinion of Counsel Given to Purchase Contract Agent.

     The Purchase Contract Agent, subject to Sections 7.01 and 7.03, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

                                   ARTICLE X

                                   COVENANTS

     Section 10.01. Performance under Purchase Contracts.

     The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

     Section 10.02. Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of Income Equity Units and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

     Section 10.03. Company to Reserve Common Stock.

     The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

     Section 10.04. Covenants as to Common Stock.

     The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

     Section 10.05. Statements of Officers of the Company as to Default.

     The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     Section 10.06. ERISA.

     Each Holder from time to time of the Securities that is a Plan or who used assets of a Plan to purchase Securities hereby represents that its acquisition of the Income Equity Units and the holding of the same satisfies the applicable fiduciary requirements of ERISA and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or otherwise will not result in a nonexempt prohibited transaction.

     Section 10.07. Tax Treatment.

     The Company covenants and agrees to treat each Holder as the owner, for United States federal income tax purposes, of the applicable interest in the Collateral Account, including the Notes and Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities.

                      [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SEMPRA ENERGY

                                        By: /s/ Charles A. McMonagle
                                           ------------------------------------
                                           Name:  Charles A. McMonagle
                                           Title: Vice President and Treasurer

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Purchase Contract Agent

                                        By: /s/ Marlene J. Fahey
                                           ------------------------------------
                                           Name: Marlene J. Fahey
                                           Title: Vice President

                                                                       EXHIBIT A

               (FORM OF FACE OF INCOME EQUITY UNITS CERTIFICATE)

     [For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____                                                 CUSIP No. _____________
Number of Income Equity Units:  ______________

                                 SEMPRA ENERGY
                              Income Equity Units

     This Income Equity Units Certificate certifies that _______ is the registered Holder of the number of Income Equity Units set forth above [For inclusion in Global Certificates only - or such other number of Income Equity Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Income Equity Unit consists of (i) either (a) the beneficial ownership by the Holder of $25 principal amount of 5.60% Senior Notes due 2007 (the "NOTES") of Sempra Energy, a California corporation (the "COMPANY"), subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Tax Event Redemption Date prior to the Purchase Contract Settlement Date, a Successful Initial Remarketing or a Successful Secondary Remarketing, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

     Pursuant to the Pledge Agreement, the Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of each Income Equity Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Income Equity Unit.

     The Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or interest on any Pledged Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Income Equity Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) interest on Pledged Notes or cash distributions with respect to the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the principal amount of any Notes or liquidation amount with respect to the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and
(ii) in the case of payments of the principal amount of the Notes or the liquidation amount with respect to the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Income Equity Units of which such Pledged Notes or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Income Equity Units. Interest on the Notes and distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of an Income Equity Unit evidenced hereby, which are payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2002 (a "PAYMENT DATE"), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Income Equity Units Certificate (or a Predecessor Income Equity Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

     Each Purchase Contract evidenced hereby obligates the Holder of this Income Equity Units Certificate to purchase, and the Company to sell, on May 17, 2005 (the "PURCHASE

CONTRACT SETTLEMENT DATE"), at a price equal to $25 (the "STATED AMOUNT"), a number of newly issued shares of Common Stock, without par value ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Income Equity Unit of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the principal amount with respect to any Pledged Notes pursuant to the Remarketing or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Income Equity Unit of which such Purchase Contract is a part.

     The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of an Income Equity Unit evidenced hereby, an amount (the "Purchase Contract Payments") equal to 2.90% per year of the Stated Amount. Such Purchase Contract Payments shall be payable to the Person in whose name this Income Equity Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Purchase Contract Payments.

     Interest on the Notes and distributions on the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) and the Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Income Equity Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                      SEMPRA ENERGY

                                      By: ________________________________
                                          Name:
                                          Title:

                                      HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

                                      By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          not individually but solely as
                                          Attorney-in-Fact of such Holder

                                      By: ________________________________
                                          Authorized Officer
DATED:  April 30, 2002

                         CERTIFICATE OF AUTHENTICATION
                           OF PURCHASE CONTRACT AGENT

     This is one of the Income Equity Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                   By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Purchase Contract Agent

                                   By:_________________________________
                                              Authorized Officer

Dated: April 30, 2002

              (FORM OF REVERSE OF INCOME EQUITY UNITS CERTIFICATE)

     Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of April 30, 2002 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT"), between the Company and U.S. Bank Trust National Association, as Purchase Contract Agent (including its successors hereunder, the "PURCHASE CONTRACT AGENT"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Income Equity Units Certificates are, and are to be, executed and delivered.

     Unless a Cash Settlement or an Early Settlement has occurred, each Purchase Contract evidenced hereby obligates the Holder of this Income Equity Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE"), a number of shares of Common Stock equal to the Settlement Rate, unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred. The "SETTLEMENT RATE" is equal to:

          (1) if the Applicable Market Value (as defined below) is greater than or equal to $30.5244 (the "THRESHOLD APPRECIATION PRICE"), 0.8190 shares of Commo n Stock per Purchase Contract;

          (2) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $25.02 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Applicable Market Value; and

          (3) if the Applicable Market Value is less than or equal to the Reference Price, 0.9992 shares of Common Stock per Purchase Contract,

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

     No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

     Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Income Equity Unit to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

     The "APPLICABLE MARKET VALUE" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

          The "CLOSING PRICE" per share of Common Stock on any date of determination means:

          (1) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per s hare on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (2) if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which Common Stock is so listed;

          (3) if Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market;

          (4) if Common Stock is not so reported, the last quoted bid price for Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (5) if such bid price is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     A "TRADING DAY" means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

     In accordance with the terms of the Purchase Contract Agreement, the Holder of this Income Equity Units Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the proceeds of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or a Remarketing of the related Pledged Notes. Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, a Holder of Income Equity Units who does not (1) on or prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, (2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Purchase Contract Settlement Date, make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Notes held by the Collateral Agent. Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the third Business Day prior to the Purchase Contract Settlement Date. If a Tax Event Redemption Date, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, a Holder of Income Equity Units who does not notify the Purchase Contract Agent, on or prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, of its intention to effect a Cash Settlement or an Early Settlement, shall pay the Purchase

Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests (as defined in clause (A) of the definition of such term) of the Treasury Portfolio.

     If, as provided in the Purchase Contract Agreement, (i) upon the occurrence of a Failed Final Remarketing or (ii) if a Holder notifies the Purchase Contract Agent of its intention to effect a Cash Settlement but fails to deliver the purchase price in cash on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Income Equity Units Certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the holder of this Income Equity Units Certificate in the manner provided for in the Purchase Contract Agreement.

     The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

     Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio forming a part of each Income Equity Unit from the Pledge. An Income Equity Unit shall thereafter represent the right to receive the Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio forming a part of such Income Equity Unit in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

          Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Income Equity Units Holders a notice:

          (1) containing such information as is contained in the notice or solicitation;

          (2) stating that each Income Equity Units Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Notes constituting a part of such Holder's Income Equity Units; and

          (3) stating the manner in which such instructions may be given.

Upon the written request of the Income Equity Units Holders on such record date, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income Equity Unit, the Purchase Contract Agent shall abstain from voting the Note evidenced by such Income Equity Unit.

     Subject to Section 4.03 of the Purchase Contract Agreement, upon the occurrence of a Tax Event Redemption Date prior to the Purchase Contract Settlement Date, an amount equal to the Redemption Amount plus any accumulated and unpaid interest payable on the Tax Event Redemption Date with respect to the principal amount of the Notes that are components of the Income Equity Units shall be deposited in the Collateral Account in exchange for the Pledged Notes. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the Redemption Amount of such funds to purchase on behalf of the Holders of Income Equity Units, the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Income Equity Units to purchase shares of Common Stock under the Purchase Contracts constituting a part of such Income Equity Units, (b) transfer the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio to the Purchase Contract Agent for the benefit of the Holders of such Income Equity Units and (C) remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Income Equity Units.

     Upon the occurrence of a Successful Initial Remarketing or a Successful Secondary Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Income Equity Units, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such proceeds of the Successful Initial Remarketing or Successful Secondary Remarketing to the Purchase Contract Agent for payment to the Holders of such Income Equity Units.

     Following the occurrence of a Tax Event Redemption Date prior to the Purchase Contract Settlement Date, or following a Successful Initial Remarketing or a Successful Final Remarketing, the Holders of Income Equity Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holder of Income Equity Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio.

     The Income Equity Units Certificates are issuable only in registered form and only in denominations of a single Income Equity Unit and any integral multiple thereof. The transfer of any Income Equity Units Certificate will be registered and Income Equity Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for a Note, thereby creating a Growth Equity Unit, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying an Income Equity Unit remains in effect, such Income Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Income Equity Unit in respect of the Note and Purchase Contract constituting such Income Equity Unit may be transferred and exchanged only as an Income Equity Unit.

     The Holder of Income Equity Units may substitute for the Pledged Notes securing such Holder's obligations under the related Purchase Contracts Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the Pledged Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Security for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "GROWTH EQUITY UNIT". A Holder may make such Collateral Substitution only in integral multiples of 40 Income Equity Units for 40 Growth Equity Units.

     If the Treasury Portfolio has replaced the Notes as a component of the Income Equity Units as a result of a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing, an Income Equity Units Holder may make such Collateral Substitutions only in integral multiples of 20,000 Income Equity Units.

     A Holder of Growth Equity Units may recreate Income Equity Units by delivering to the Securities Intermediary Notes with an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. A Holder may recreate Income Equity Units only in integral multiples of 40 Growth Equity Units for 40 Income Equity Units.

     If the Treasury Portfolio has replaced the Notes as a component of the Income Equity Units as a result of a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing, a Growth Equity Units Holder may recreate Income Equity Units only in integral multiples of 20,000 Growth Equity Units.

     The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name the Income Equity Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

     The Company has the right to defer payment of all or part of the Purchase Contract Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date. If the Company so elects to defer Purchase Contract Payments, the Company shall pay additional Purchase Contract Payments on such deferred installments of Purchase Contract Payments at a rate equal to 8.50% per annum, compounding quarterly, until such deferred installments are paid. In the event that the Company elects to defer the payment of

Purchase Contract Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder will receive on the Purchase Contract Settlement Date the aggregate amount of accrued and unpaid Purchase Contract Payments.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

     Upon the occurrence of a Cash Merger, a Holder of Income Equity Units may effect Early Settlement of the Purchase Contract underlying such Income Equity Units pursuant to the terms of Section 5.04(b)(2) of the Purchase Contract Agreement. In addition, a Holder of Income Equity Units may effect Early Settlement of the Purchase Contract underlying such Income Equity Units pursuant to the terms of Section 5.07 of the Purchase Contract Agreement. Upon Early Settlement of Purchase Contracts by a Holder of the related Income Equity Units, the Pledged Notes or Pledged Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio underlying such Income Equity Units shall be released from the Pledge as provided in the Pledge Agreement.

     Upon registration of transfer of this Income Equity Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Income Equity Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     The Holder of this Income Equity Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Income Equity Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, underlying this Income Equity Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

     Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

     The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

     Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Income Equity Units Certificate is registered as the owner of the Income Equity Units evidenced hereby for the purpose of receiving payments of interest payable on the Notes, receiving payments of Purchase Contract Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

     The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

     A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                 as tenants in common

UNIF GIFT MIN ACT:       ___________________ Custodian ___________________
                               (cust)                        (minor)

                         Under Uniform Gifts to Minors Act of

TENANT:                  as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                             ____________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of
                                   Assignee)

________________________________________________________________________________
 (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Income Equity Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Income Equity Units Certificates on the books of Sempra Energy, with full power of substitution in the premises.

Dated: ____________________            Signature

                                       NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Income Equity Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

                  Signature Guarantee:  ____________________

                            SETTLEMENT INSTRUCTIONS

     The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Income Equity Units evidenced by this Income Equity Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ____________________________

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

________________________________________________________________________________
Name

Address
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Social Security or other Taxpayer Identification Number, if any ________________

________________________________________________________________________________
Signature
Signature Guarantee:____________________________________________________________
(if assigned to another person)


REGISTERED HOLDER

Please print name and address of Registered Holder:


________________________________________________________________________________
Name

________________________________________________________________________________
Address
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                           ELECTION TO SETTLE EARLY

     The undersigned Holder of this Income Equity Units Certificate hereby irrevocably exercises the option to effect Early Settlement [following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Income Equity Units evidenced by this Income Equity Units Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Income Equity Units Certificate representing any Income Equity Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:  ____________________                      ____________________________
                                                  Signature
Signature Guarantee: _________________

     Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Income Equity Units Certificates are to be registered in the name of and delivered to and Pledged Notes or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person's name and address:

________________________________________________________________________________
Name

________________________________________________________________________________
Address
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Social Security or other Taxpayer Identification Number, if any ________________


REGISTERED HOLDER

Please print name and address of Registered Holder:

________________________________________________________________________________
Name

________________________________________________________________________________
Address
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Transfer Instructions for Pledged Notes or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

================================================================================================================
                                                               Number of Income Equity        Signature of
          Amount of increase in      Amount of decrease in     Units evidenced by this    authorized signatory
             Number of Income       Number of Income Equity       Global Certificate      of Purchase Contract
          Equity Units evidenced    Units evidenced by the     following such decrease     Agent or Securities
Date    by the Global Certificate     Global Certificate             or increase                Custodian
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
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

                                                                       EXHIBIT B

               (FORM OF FACE OF GROWTH EQUITY UNITS CERTIFICATE)

     [For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____                                                 CUSIP No. _____________
Number of Growth Equity Units: ______________

                                 SEMPRA ENERGY
                              Growth Equity Units

     This Growth Equity Units Certificate certifies that __________________ is the registered Holder of the number of Growth Equity Units set forth above [For inclusion in Global Certificates only - or such other number of Growth Equity Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Growth Equity Units consists of (i) a 1/40 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Sempra Energy, a California corporation (the "COMPANY"). All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

     Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Growth Equity Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Growth Equity Unit. Each Purchase Contract evidenced hereby obligates the Holder of this Growth Equity Units Certificate to purchase, and the Company, to sell, on May 17, 2005 (the "PURCHASE CONTRACT SETTLEMENT DATE"), at a price equal to $25 (the "STATED AMOUNT"), a number of newly issued shares of Common Stock, without par value ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Growth Equity Unit of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "PURCHASE PRICE") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Growth Equity Unit of which such Purchase Contract is a part.

     The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Growth Equity Unit evidenced hereby, an amount (the "PURCHASE CONTRACT PAYMENTS") equal to 2.90% per year of the Stated Amount. Such Purchase Contract Payments shall be payable to the Person in whose name this Growth Equity Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Purchase Contract Payments.

     The Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Growth Equity Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       SEMPRA ENERGY

                                       By:______________________________________
                                          Name:
                                          Title:

                                       HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

                                       By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           not individually but solely as
                                           Attorney-in-Fact of such Holder

                                       By:______________________________________
                                          Authorized Officer

DATED: April 30, 2002

                         CERTIFICATE OF AUTHENTICATION
                           OF PURCHASE CONTRACT AGENT

     This is one of the Growth Equity Units Certificates referred to in the within-mentioned Purchase Contract Agreement.

                                      By: U.S. BANK TRUST NATIONAL ASSOCIATION,

                                          as Purchase Contract Agent

                                      By:___________________________________
                                                  Authorized Officer
Dated: April 30, 2002

                  (REVERSE OF GROWTH EQUITY UNITS CERTIFICATE)

     Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of April 30, 2002 (as may be supplemented from time to time, the "PURCHASE CONTRACT AGREEMENT") between the Company and U.S. Bank Trust National Association, as Purchase Contract Agent (including its successors thereunder, herein called the "PURCHASE CONTRACT AGENT"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Growth Equity Units Certificates are, and are to be, executed and delivered.

     Unless a Cash Settlement or an Early Settlement has occurred, each Purchase Contract evidenced hereby obligates the Holder of this Growth Equity Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "PURCHASE PRICE") a number of newly issued shares of Common Stock equal to the Settlement Rate, unless prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred. The "SETTLEMENT RATE" is equal to:

          (i) if the Applicable Market Value (as defined below) is greater than or equal to $30.5244 (the "THRESHOLD APPRECIATION PRICE"), 0.8190 shares of Common Stock per Purchase Contract;

          (ii) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $25.02 (the "REFERENCE PRICE"), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Applicable Market Value; and

          (1) if the Applicable Market Value is less than or equal to the Reference Price, 0.9992 shares of Common Stock per Purchase Contract,

in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

     No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

     Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Growth Equity Unit to purchase at the Purchase Price for cash, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

     The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

     The "CLOSING PRICE" per share of Common Stock on any date of determination means the:

          (1) closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

          (2) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

          (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by The Nasdaq Stock Market;

          (4) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (5) if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

     A "TRADING DAY" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     In accordance with the terms of the Purchase Contract Agreement, the Holder of this Growth Equity Unit shall pay the Purchase Price for the shares of the Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting a Cash Settlement or an Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Growth Equity Units equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Growth Equity Units who does not, (1) on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, (2) on or prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, make an effective Early Settlement or (3) deliver the Purchase Price in cash on the Business Day immediately preceding the Purchase Contract Settlement Date after notifying the Purchase Contract Agent of its intention to effect a Cash Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

     The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

     Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Growth Equity Unit. A Growth Equity Unit shall thereafter represent the right to receive the Proceeds of the Treasury Security forming a part of such Growth Equity Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

     The Growth Equity Units Certificates are issuable only in registered form and only in denominations of a single Growth Equity Unit and any integral multiple thereof. The transfer of any Growth Equity Units Certificate will be registered and Growth Equity Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Notes for Treasury Securities, thereby recreating Income Equity Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Growth Equity Unit remains in effect, such Growth Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Growth Equity Unit in respect of the Treasury Security and the Purchase Contract constituting such Growth Equity Unit may be transferred and exchanged only as a Growth Equity Unit.

     A Holder of Growth Equity Units may recreate Income Equity Units by delivering to the Securities Intermediary Notes or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, with an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.
From and after such substitution, the Holder's Security shall be referred to as an "INCOME EQUITY UNIT". Any such creation of Income Equity Units may be effected only in multiples of 40 Growth Equity Units for 40 Income Equity Units. If the Treasury Portfolio has replaced the Notes as a component of the Income Equity Units as a result of a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing, a Growth Equity Units Holder may recreate Income Equity Units only in integral multiples of 20,000 Growth Equity Units.

     A Holder of Income Equity Units may recreate Growth Equity Units by delivering to the Securities Intermediary Treasury Securities in an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Notes or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of Growth Equity Units may be effected only in multiples of 40 Income Equity Units for 40 Growth Equity Units. If the Treasury Portfolio has replaced the Notes as a component of the Income Equity Units as a result of a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing, an Income Equity Units Holder may recreate Growth Equity Units only in integral multiples of 20,000 Income Equity Units.

     The Company shall pay, on each Payment Date, the Purchase Contract Payments payable in respect of each Purchase Contract to the Person in whose name the Growth Equity Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Purchase Contract Payments will be payable at the office of the Purchase Contract Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

     The Company has the right to defer payment of all or part of the Purchase Contract Payments in respect of each Purchase Contract until no later than the Purchase Contract Settlement Date. If the Company so elects to defer Purchase Contract Payments, the Company shall pay additional Purchase Contract Payments on such deferred installments of Purchase Contract Payments at a rate equal to 8.50% per annum, compounding quarterly, until such deferred installments are paid. In the event that the Company elects to defer the payment of Purchase Contract Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder will receive on the Purchase Contract Settlement Date the aggregate amount of accrued and unpaid Purchase Contract Payments.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Purchase Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Growth Equity Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Growth Equity Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

     Upon the occurrence of a Cash Merger, a Holder of Growth Equity Units may effect Early Settlement of the Purchase Contract underlying such Growth Equity Units pursuant to the terms of Section 5.04(b)(2) of the Purchase Contract Agreement. In addition, a Holder of Growth Equity Units may effect Early Settlement of the Purchase Contract underlying such Income Equity Units pursuant to the terms of Section 5.07 of the Purchase Contract Agreement. Upon Early Settlement of Purchase Contracts by a Holder of the related Growth Equity Units, the Pledged Treasury Securities underlying such Growth Equity Units shall be released from the Pledge as provided in the Pledge Agreement.

     Upon registration of transfer of this Growth Equity Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Growth Equity Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     The Holder of this Growth Equity Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Growth Equity Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Growth Equity Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

     Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

     The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

     Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Growth Equity Units Certificate is registered as the owner of the Growth Equity Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Purchase Contract Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

     The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

     A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:            as tenants in common

UNIF GIFT MIN ACT:  ___________________ Custodian ___________________
                          (cust)                        (minor)
                    Under Uniform Gifts to Minors Act of_____________________
                    _________________________________________________________

TENANT:             as tenants by the entireties

JT TEN:             as joint tenants with right of survivorship and not as
          tenants in common

Additional abbreviations may also be used though not in the above list.

                              ____________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
 (Please insert Social Security or Taxpayer I.D. or other Identifying Number of
                                   Assignee)

________________________________________________________________________________
 (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Growth Equity Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Growth Equity Units Certificates on the books of Sempra Energy, with full power of substitution in the premises.

Dated:  ____________________       Signature____________________________________

                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Growth Equity Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

                   Signature Guarantee:  ____________________

                            SETTLEMENT INSTRUCTIONS

     The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Growth Equity Units evidenced by this Growth Equity Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:_______________________________    ______________________________________
                                         Signature
                                         Signature Guarantee:
                                         (if assigned to another person)

If shares are to be registered in the    REGISTERED HOLDER
name of and delivered to a Person other
than the Holder, please (i) print such   Please print name and address of
Person's name and address and (ii)       Registered Holder:
provide a guarantee of your signature:

____________________________________     ______________________________________
Name                                     Name


____________________________________     ______________________________________
Address                                  Address
____________________________________     ______________________________________
____________________________________     ______________________________________
____________________________________     ______________________________________


Social Security or other Taxpayer
Identification Number, if any            ______________________________________

                           ELECTION TO SETTLE EARLY

     The undersigned Holder of this Growth Equity Units Certificate hereby irrevocably exercises the option to effect Early Settlement [following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Growth Equity Units evidenced by this Growth Equity Units Certificate specified below. The option to effect Early Settlement [following a Cash Merger] may be exercised only with respect to Purchase Contracts underlying Growth Equity Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Growth Equity Units Certificate representing any Growth Equity Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ______________                             _____________________________
                                                  Signature

Signature Guarantee: _________________

     Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Income Equity Units Certificates are to be registered in the name of and delivered to and Pledged Notes or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person's name and address:

________________________________________________________________________________
Name

________________________________________________________________________________
Address
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Social Security or other Taxpayer Identification Number, if any
________________________________________________________________________________


REGISTERED HOLDER

Please print name and address of Registered Holder:

________________________________________________________________________________
Name

________________________________________________________________________________
Address
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Transfer Instructions for Pledged Notes or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE


The following increases or decreases in this Global Certificate have been made:

==============================================================================================================
                                                              Number of Growth Equity        Signature of
          Amount of increase in      Amount of decrease in    Units evidenced by this    authorized signatory
             Number of Growth       Number of Growth Equity      Global Certificate      of Purchase Contract
          Equity Units evidenced     Units evidenced by the   following such decrease     Agent or Securities
Date    by the Global Certificate      Global Certificate           or increase                Custodian
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

U. S. Bank Trust National Association
100 Wall Street
Suite 1600
New York, New York 10005
Telecopier No.: (212) 809-5459

Re: [_______ Income Equity Units] [_______ Growth Equity Units] of Sempra Energy, a California corporation (the "COMPANY").

     The undersigned Holder hereby notifies you that it has Transferred to [__________], as Securities Intermediary, for credit to the Collateral Account, $______ aggregate principal amount of [Notes] [Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio] [Treasury Securities] in exchange for the [Pledged Notes] [Pledged Applicable Ownership Interests] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of April 30, 2002 (the "PLEDGE AGREEMENT"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes] [Pledged Applicable Ownership Interests] [Pledged Treasury Securities] related to such [Income Equity Units] [Growth Equity Units].

Date: _______________                                  _________________________
                                                       Signature

                                                  Signature Guarantee:__________

Please print name and address of Registered Holder:

___________________________________          ___________________________________
Name                                         Social Security or other Taxpayer
                                             Identification Number, if any
Address
___________________________________
___________________________________
___________________________________
___________________________________

                                                                       EXHIBIT D

                NOTICE FROM PURCHASE CONTRACT AGENT TO HOLDERS
        (Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]
_______________________
_______________________
Attention:
Telecopy: _________

Re: [__________ Income Equity Units] [______ Growth Equity Units] of Sempra Energy, a California corporation (the "COMPANY")

     Please refer to the Purchase Contract Agreement, dated as of April 30, 2002 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Income Equity Units and Growth Equity Units from time to time.

     We hereby notify you that a Termination Event has occurred and that [the Notes] [Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio] [the Treasury Securities] underlying your ownership interest in _____ [Income Equity Units] [Growth Equity Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Notes][Treasury Securities] (the "RELEASED SECURITIES").

     Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Income Equity Units][Growth Equity Units] effected through book-entry or by delivery to us of your [Income Equity Units Certificate][Growth Equity Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Income Equity Units][Growth Equity Units] are transferred or your [Income Equity Units Certificate] [Growth Equity Units Certificate] is surrendered or satisfactory evidence is provided that such [Income Equity Units Certificate][Growth Equity Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date:                              By:  U. S. BANK TRUST NATIONAL ASSOCIATION


                                   ____________________________________________
                                   Name:
                                   Title: Authorized Signatory

                                                                       EXHIBIT E

                       NOTICE TO SETTLE BY SEPARATE CASH

U. S. Bank Trust National Association
100 Wall Street
Suite 1600
New York, New York 10005
Telecopier No.: (212) 809-5459

Re: [_______ Income Equity Units] [Growth Equity Units] of Sempra Energy, a California corporation (the "COMPANY")

     The undersigned Holder hereby irrevocably notifies you in accordance with
Section 5.02 of the Purchase Contract Agreement, dated as of April 30, 2002 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers' check or wire transfer, in immediately available funds), $______ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Income Equity Units] [Growth Equity Units].

Date: _______________                                  _________________________
                                                       Signature

                                                  Signature Guarantee:__________


Please print name and address of Registered Holder:

                                                                       EXHIBIT F

            NOTICE FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT
             (Settlement of Purchase Contract through Remarketing)

U. S. Bank Trust National Association
100 Wall Street
Suite 1600
New York, New York 10005
Telecopier No.: (212) 809-5459

Re: __________ Income Equity Units of Sempra Energy, a California corporation (the "COMPANY")

     Please refer to the Purchase Contract Agreement, dated as of April 30, 2002 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Income Equity Units from time to time.

     In accordance with Section 5.02 of the Purchase Contract Agreement and, based on notices of Cash Settlements received from Holders of Income Equity Units as of 11:00 a.m. (New York City time), on the Business Day immediately preceding the [Initial Remarketing Date] [Secondary Remarketing Date] [Final Remarketing Date], we hereby notify you that ______ Notes are to be tendered for purchase in the Remarketing.

Date:                                        By:  [             ]


                                             ___________________________________
                                             Name:
                                             Title: Authorized Signatory

                                                                         ANNEX I



                         FORM OF REMARKETING AGREEMENT

                             REMARKETING AGREEMENT

     REMARKETING AGREEMENT, dated as of * (the "AGREEMENT"), by and between Sempra Energy, a California corporation (the "COMPANY"), U.S. Bank Trust National Association, a national banking association, not individually but solely as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and . (the "REMARKETING AGENT").

                             W I T N E S S E T H :

     WHEREAS, the Company has issued $550,000,000 (or up to $600,000,000 if the underwriters' overallotment option was exercised in full) aggregate Stated Amount of its Equity Units (the "EQUITY UNITS") under the Purchase Contract Agreement, dated as of April 30, 2002, by and between the Purchase Contract Agent and the Company (the "PURCHASE CONTRACT AGREEMENT"); and

     WHEREAS, the Equity Units initially consisted of 22,000,000 (or 24,000,000 if the underwriters' overallotment option was exercised in full) units referred to as "Income Equity Units;"

     WHEREAS, the Company issued concurrently in connection with the issuance of the Equity Units $550,000,000 (or up to $600,00,000 if the underwriters' overallotment option was exercised in full) aggregate principal amount of 5.60% Senior Notes due 2007 (the "Notes") of the Company; and

     WHEREAS, the Notes forming a part of the Income Equity Units have been pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of April 30, 2002, by and among the Company, U.S. Bank Trust National Association, as collateral agent (the "Collateral Agent") and the Purchase Contract Agent, to secure an Income Equity Units holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date; and

     WHEREAS, the Notes of the Income Equity Units holders and of the Note holders electing to have their Notes remarketed will be remarketed by the Remarketing Agent on the third Business Day immediately preceding February 17, 2005 (the "Initial Remarketing Date"); and

     WHEREAS, in the event of a Failed Initial Remarketing, the Notes of the Income Equity Units holders and of the Note holders electing to have their Notes remarketed will be remarketed by the Remarketing Agent on the third Business Day immediately preceding April 17, 2005 (the "Secondary Remarketing Date"); and

     WHEREAS, in the event of a Failed Secondary Remarketing, the Notes of the Note holders electing to have their Notes remarketed and of the Income Equity Units holders who have elected not to settle the Purchase Contracts related to their Income Equity Units by Cash Settlement will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

     WHEREAS, in the event of a Successful Initial Remarketing, the applicable interest rate on the Notes will be reset on the Initial Remarketing Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Notes should bear in order for the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

* Denotes the big black dot

     WHEREAS, in the event of a Failed Initial Remarketing, the applicable interest rate on the Notes will be reset on the Secondary Remarketing Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Notes should bear in order for the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Secondary Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

     WHEREAS, in the event of a Failed Secondary Remarketing, the applicable interest rate on the Notes that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Notes should bear in order to have an approximate market value of 100.5% of the aggregate principal amount of the Notes on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

     WHEREAS, the Company has requested . (".") to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

     WHEREAS, . is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

     Section 2. Appointment and Obligations of Remarketing Agent. (a) The Company hereby appoints . and . hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the Company, in the manner provided for herein and in the Indenture (as defined in Schedule I hereto) (as in effect on the date of this Remarketing Agreement) with respect to the Notes,
(1) the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Notes, enable the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price as of the Initial Remarketing Date, (2) in the event of a Failed Initial Remarketing, the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Notes, enable the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price as of the Secondary Remarketing Date, and (3) in the event of a Failed Secondary Remarketing, the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Notes, enable a Note to have an approximate market value of 100.5% of its principal amount as of the third Business Day preceding the Purchase Contract Settlement Date, provided, in each case, that the Company, by notice to the Reset Agent prior to the tenth Business Day preceding (x) February 17, 2005, in the case of the Initial Remarketing, (y) April 17, 2005, in the case of the Secondary Remarketing, or (z) the Purchase Contract Settlement Date, in the case of the Final Remarketing (as defined below), shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law and (ii) as the exclusive Remarketing Agent (subject to the right of * to appoint additional remarketing agents hereunder as described below) to (1) remarket the Notes of the Note holders electing to have their Notes remarketed and of the Income Equity Units holders on the Initial Remarketing Date, for settlement on February 17, 2005, (2) in the case of a Failed Initial Remarketing, remarket the Notes of the Note holders electing to have their Notes remarketed and of the Income Equity Units holders on the Secondary Remarketing Date, for settlement on April 17, 2005 and (3) in the case of a Failed Secondary Remarketing, remarket the Notes of the Note holders electing to have their Notes remarketed or of the Income Equity Units holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement. In connection with the remarketing contemplated hereby, the Remarketing Agent will enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that * is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent may reasonably request), or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company and the Purchase Contract Agent (such approval not to be unreasonably withheld by either such party). Anything herein to the contrary notwithstanding, * shall not be obligated to act as Remarketing Agent or Reset Agent hereunder unless the Supplemental Remarketing Agreement is in form and substance reasonably satisfactory to *. The Company agrees that * shall have the right, on 15 Business Days notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

     (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Notes that the Custodial Agent (as such term is defined in the Pledge Agreement) and the Purchase Contract Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Note such that the aggregate price for the Applicable

* Denotes the big black dot

Principal Amount of the Notes is approximately 100.5% of the Treasury Portfolio Purchase Price, (ii) in the event of a Failed Initial Remarketing, remarket, on the Secondary Remarketing Date, the Notes that the Custodial Agent and the Purchase Contract Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Secondary Remarketing, at a price per Note such that the aggregate price for the Applicable Principal Amount of the Notes is approximately 100.5% of the Treasury Portfolio Purchase Price and (iii) in the event of a Failed Secondary Remarketing, remarket, on the third Business Day immediately preceding the Purchase Contract Settlement Date, the Notes that the Custodial Agent and the Purchase Contract Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Secondary Remarketing, at a price of approximately 100.5% of the aggregate principal amount of such Notes.

     Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Notes for a price per Note that is less than the price necessary for the Applicable Principal Amount of the Notes to have an aggregate price equal to 100% of the Treasury Portfolio Purchase Price (the "Minimum Pre-Settlement Remarketing Price"), in the case of either the Initial Remarketing or the Secondary Remarketing, or the aggregate principal amount of such Notes, in the case of the Final Remarketing. After deducting the fee specified in Section 3 below, the proceeds of such Initial Remarketing, Secondary Remarketing or Final Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with Section 5.07 of the Pledge Agreement and Section 5.02 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference). The right of each holder of Notes or Income Equity Units to have Notes tendered for the Initial Remarketing, the Secondary Remarketing or the Final Remarketing, as the case may be, shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing and, in the event of a Failed Initial Remarketing, a Secondary Remarketing pursuant to the terms of this Agreement, (ii) the Remarketing Agent conducts a Secondary Remarketing and, in the event of a Failed Secondary Remarketing, a Final Remarketing pursuant to the terms of this Agreement, (iii) Notes tendered have not been called for redemption, (iv) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than the Minimum Pre-Settlement Remarketing Price, in the case of the Initial Remarketing or the Secondary Remarketing, and 100% of the principal amount thereof, in the case of the Final Remarketing and (v) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

     (c) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Notes, whether in the Initial Remarketing, the Secondary Remarketing, the Final Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     Section 3. Fees. In the event of either a Successful Initial Remarketing or a Successful Secondary Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the Minimum Pre-

Settlement Remarketing Price from any amount received in connection with such Initial Remarketing or Secondary Remarketing, as the case may be, in excess of the Minimum Pre-Settlement Remarketing Price. In the event of a Successful Final Remarketing, the Remarketing Agent shall retain as the Remarketing Fee an amount not exceeding 25 basis points (0.25%), of the principal amount of the remarketed Notes from any amount received in connection with such Final Remarketing in excess of the aggregate principal amount of such remarketed Notes. In addition, the Reset Agent shall, in either case, receive from the Company a reasonable and customary fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the Initial Remarketing Date, in the case of a Successful Initial Remarketing, on the Secondary Remarketing Date, in the case of a Successful Secondary Remarketing, or on the third Business Day immediately preceding the Purchase Contract Settlement Date, in the case of a Successful Final Remarketing, in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

     Section 4. Replacement and Resignation of Remarketing Agent. (a) The Company may in its absolute discretion replace * as the Remarketing Agent and as the Reset Agent hereunder by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to February 17, 2005,
(ii) in the event of a Failed Initial Remarketing, on the eleventh Business Day immediately prior to April 17, 2005, or (iii) in the event of a Failed Secondary Remarketing, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date, provided, in either case, that the Company must replace * both as Remarketing Agent and as Reset Agent unless * shall otherwise agree. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable. The Company shall notify the Purchase Contract Agent and the Collateral Agent of the appointment of any such successor.

     (b) * may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to February 17, 2005, (ii) in the event of a Failed Initial Remarketing, on the eleventh Business Day immediately prior to April 17, 2005, or (iii) in the event of a Failed Secondary Remarketing, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

     Section 5. Dealing in the Securities. Each of the Remarketing Agent and the Reset Agent, when acting hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Growth Equity Units, Income

* Denotes the big black dot

Equity Units or any other securities of the Company. With respect to any Notes, Growth Equity Units, Income Equity Units or any other securities of the Company owned by it, each of the Remarketing Agent and the Reset Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agent and the Reset Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder. The Company may, to the extent permitted by law, purchase any Notes that are remarketed by any Remarketing Agent.

     Section 6. Registration Statement and Prospectus. (a) In connection with the Initial Remarketing or the Secondary Remarketing, if and to the extent required in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company by applicable law, regulations or interpretations in effect at the time of such Initial Remarketing or Secondary Remarketing, as the case may be, the Company (i) shall use its reasonable efforts to have a registration statement relating to the Notes effective under the Securities Act of 1933 prior to the Initial Remarketing Date or the Secondary Remarketing Date, as the case may be, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than seven Business Days prior to February 17, 2005, in the case of the Initial Remarketing, or April 17, 2005, in the case of the Secondary Remarketing (or, in either case, such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than the Initial Remarketing Date or the Secondary Remarketing Date, as the case may be, in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

     (b) In the event of a Failed Secondary Remarketing and in connection with the Final Remarketing, if and to the extent required in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company by applicable law, regulations or interpretations in effect at the time of such Final Remarketing, the Company (i) shall use its reasonable efforts to have a registration statement relating to the Notes effective under the Securities Act of 1933 (which may be the same registration statement referred to in Section 6(a)) prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Final Remarketing not later than seven Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Final Remarketing not later than the third Business Day immediately preceding the Purchase Contract Settlement Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

     (c) If in connection with the Initial Remarketing, or, in the event of a Failed Initial Remarketing, the Secondary Remarketing, or, in the event of a Failed Secondary Remarketing, the Final Remarketing, it shall not be possible, in the view of counsel (which need not be an opinion) for either the Remarketing Agent or the Company, under applicable law, regulations or interpretations in effect at the time of such Initial Remarketing, Secondary Remarketing or such Final Remarketing to register the offer and sale by the Company of the Notes under the Securities Act of 1933 as otherwise contemplated by this Section 6, the Company (i) shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Notes in connection with the Initial Remarketing, the Secondary Remarketing or the Final Remarketing, as the case may be, without registration under the Securities Act of 1933 pursuant to an exemption therefrom, if available, including the exemption afforded by Rule l44A under the rules and regulations promulgated under the Securities Act of 1933 by the Securities and Exchange Commission, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary remarketing memorandum to be used by the Remarketing Agent in the Initial Remarketing, the Secondary Remarketing or the Final Remarketing, as the case may be, not later than seven Business Days prior to February 17, 2005, in the case of the Initial Remarketing, April 17, 2005, in the case of the Secondary Remarketing, or the Purchase Contract Settlement Date, in the case of the Final Remarketing (or in either case such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (iii) shall furnish a current final remarketing memorandum to be used by the Remarketing Agent in the Initial Remarketing, the Secondary Remarketing or the Final Remarketing, as the case may be, not later than the third Business Day immediately preceding February 17, 2005, in the case of the Initial Remarketing, the third Business Day immediately preceding April 17, 2005, in the case of the Secondary Remarketing, or the Purchase Contract Settlement Date, in the case of the Final Remarketing, in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

     (d) The Company shall also use its reasonable efforts to take all such actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with the Initial Remarketing, the Secondary Remarketing and the Final Remarketing.

     Section 7. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent and the Reset Agent under this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement shall be subject to the terms and conditions of this Agreement and the Supplemental Remarketing Agreement, including, without limitation, the following conditions: (i) the Notes tendered for, or otherwise to be included in the Initial Remarketing, the Secondary Remarketing or the Final Remarketing, as the case may be, have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes (1) in the case of either the Initial Remarketing or the Secondary Remarketing, at a price not less than the Minimum Pre-Settlement Remarketing Price, and (2) in the case of the Final Remarketing, at a price per Note not less than 100% of the principal amount thereof, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Company and the Trustee shall have performed their respective obligations in connection with the Initial Remarketing and, in the event of a Failed Initial Remarketing, in connection with the Secondary Remarketing, and, in the event of a Failed Secondary Remarketing, in connection with the Final Remarketing, in each case pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, this Agreement and the

Supplemental Remarketing Agreement (including, without limitation, the Quotation Agent giving the Remarketing Agent notice of the Treasury Portfolio Purchase Price no later than 5:00 p.m., New York City time, on the fourth Business Day prior to February 17, 2005, in the case of the Initial Remarketing, or the fourth Business Day prior to April 17, 2005, in the case of the Secondary Remarketing, and the Purchase Contract Agent giving the Remarketing Agent notice of the aggregate principal amount, as the case may be, of Notes to be remarketed, no later than 5:00 p.m., New York City time, on the fourth Business Day prior to the Purchase Contract Settlement Date, in the case of the Final Remarketing, and, in each case, the Collateral Agent and the Custodial Agent concurrently delivering the Notes to be remarketed to the Remarketing Agent),
(iv) no Event of Default (as defined in the Indenture) shall have occurred and be continuing, (v) the accuracy of the representations and warranties of the Company included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement or in certificates of any officer of the Company delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, (vi) the performance by the Company of its covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, and (vii) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement.

     (b) If at any time during the term of this Agreement, any Event of Default (as defined in the Indenture) or event that with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent and the Reset Agent under this Agreement and the Supplemental Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and events of which the Company is aware.

     Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to any Remarketing Agent or Reset Agent that is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to
Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full; provided, however, that if any Reset Agent resigns prior to a successful remarketing, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Reset Agent in such capacity. In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Section 10 of this Agreement, notwithstanding the replacement or resignation of such Remarketing Agent or Reset Agent.

     Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent and the Reset Agent shall be determined solely by the express provisions of this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agent or the Reset Agent shall be read into this Agreement or the Supplemental Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent or the Reset Agent, as the case may be, the Remarketing Agent and the Reset Agent each may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Agreement or the Supplemental Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. Each of the Remarketing Agent and the Reset Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. Neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and they shall rely solely upon written notice from the Company (which the Company agrees to provide, if necessary, prior to the tenth Business Day before (1) February 17, 2005, in the case of the Initial Remarketing, (2) April 17, 2005, in the case of the Secondary Remarketing, and (3) the Purchase Contract Settlement Date, in the case of the Final Remarketing) as to whether there is any such limitation and, if so, the maximum permissible Reset Rate. Neither the Remarketing Agent nor the Reset Agent shall incur any liability under this Agreement or the Supplemental Remarketing Agreement to any beneficial owner or holder of Notes, or other securities, either in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement, except to the extent that it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such liability has resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent or by their failure to fulfill in any material respect their express obligations hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

     Section 10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Remarketing Agent, the Reset Agent and their respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent or the Reset Agent within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "1933 ACT"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (the Remarketing Agent, the Reset Agent and each such person or entity being an "AGENT INDEMNIFIED PARTY"), as follows:



          (i) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Agent Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) the failure to have an effective Registration Statement (as defined in the Supplemental Remarketing Agreement) under the 1933 Act relating to the Notes, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to provide the Remarketing Agent with a Prospectus (as defined in the Supplemental Remarketing Agreement) for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto (including any information deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the 1933 Act, if applicable), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) any untrue statement or alleged untrue statement of a material fact contained in any preliminary remarketing memorandum or any final remarketing memorandum, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light or the circumstances under which they were made, not misleading, or
     (E) any untrue statement or alleged untrue statement of a material fact contained in any other information (whether oral or written) or documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such information or documents) provided by the Company for use in connection with the remarketing of the Notes or any of the transactions related thereto, or (F) any breach by the Company of any of the representations, warranties or agreements included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, or (G) any failure by the Company to make or consummate the remarketing of the Notes (including, without limitation, any Failed Initial Remarketing, Failed Secondary Remarketing or Failed Final Remarketing) or the withdrawal, rescission, termination, amendment or extension of the terms of such remarketing, or (H) any failure on the part of the Company to comply, or any breach by the Company of, any of the provisions included or incorporated by reference in this Agreement, the Supplemental Remarketing Agreement, the Purchase Contract Agreement, the Income Equity Units, the Growth Equity Units, the Pledge Agreement, the Indenture or the Notes (collectively, the "Operative Documents") or (I) the remarketing of the Notes or any other transaction contemplated by any of the Operative Documents, or the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of the respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement, whether or not the Initial Remarketing, the Secondary Remarketing or the Final Remarketing or the reset of the interest rate on the Notes as contemplated herein actually occur;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in
     (i) above; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by *), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out or based on any matter described in (i) above, whether or not such Agent Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company to the extent that any such expense is not paid under (i) or (ii) above;

* Denotes the big black dot
provided, however, that the Company shall not be liable under clause (i) (B),
(i) (C), (i) (D) or (i) (E) to the extent any such loss, claim, damage, liability or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by the Remarketing Agent or the Reset Agent expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any preliminary or final remarketing memorandum (or any amendment or supplement thereto) or any other documents used in connection with remarketing of the Notes, as the case may be; provided, further, that with respect to any untrue statement or omission of a material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of the Remarketing Agent to the extent that any such loss, claim, damage or liability of the Remarketing Agent occurs under the circumstance where (w) the Company had previously furnished copies of the Prospectus to *, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of Notes to such person, a copy of the Prospectus and the delivery thereof would have constituted a complete defense to such person's claim in respect of such untrue statement or omission or alleged untrue statement or omission; provided, further, that the Company shall not be liable under clause (i)(G) or (i)(I) to the extent that such loss, claim, damage, liability or expense has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent or by their failure to fulfill, in any material respect, their express obligations hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement.

     Other than as set forth in Section 10(b) below, the Company agrees that no Agent Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of their respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent or the Reset Agent, as the case may be.

     The Company agrees that, without *'s prior written consent, it will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(a) (whether or not * or any other Agent Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Agent Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Agent Indemnified Party.

* Denotes the big black dot

     (b) The Remarketing Agent and the Reset Agent, severally and not jointly, agree to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act (the "COMPANY INDEMNIFIED PARTIES") to the same extent as the foregoing indemnity from the Company to the Agent Indemnified Parties, but only with reference to information relating to such Remarketing Agent and Reset Agent furnished to the Company in writing by such Remarketing Agent and Reset Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto or any other documents used in connection with the Remarketing of the Notes, as the case may be.

     Each of the Remarketing Agent and the Reset Agent agrees that, without the Company's prior written consent, it will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(b) (whether or not the Company or any other Company Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Company Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of a Company Indemnified Party.

     (c) If the indemnification provided for in Section 10(a) or 10(b) hereof is for any reason unavailable to or insufficient to hold harmless any party seeking indemnification thereunder (an "INDEMNIFIED PARTY") in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company, on the one hand, and the Remarketing Agent and the Reset Agent on the other hand, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand from the remarketing of the Notes contemplated hereby or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Remarketing Agent and the Reset Agent on the other hand in connection with the statements, omissions or other matters which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand in connection with the remarketing of the Notes contemplated hereby shall be deemed to be in the same respective proportions as the aggregate principal amount of the Notes which are or are to be remarketed bears to the aggregate fees actually received by the Remarketing Agent and the Reset Agent under Section 3 hereof. The relative fault of the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Remarketing Agent or the Reset Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company on the one hand, or by the Remarketing Agent or the Reset Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to prevent or correct such action or omission. The Company, the Remarketing Agent and the Reset Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or any such omission or alleged omission or any other such action or omission; provided, however, that to the extent permitted by applicable law, in no event shall the Remarketing Agent or the Reset Agent be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by them under Section 3 of this Agreement. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (d) Promptly after receipt by any Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such party will notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such party seeking indemnification under this indemnification and contribution agreement, and in any event will not relieve the Indemnifying Party from any other liability that it may have to such party. The Indemnified Party (or * in the case of any Agent Indemnified Party) shall have the right to select counsel in connection with any transaction for which any Indemnified Party may be entitled to indemnification or contribution hereunder, provided that in no event shall the Indemnifying Parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel, for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (e) Anything herein or in the Supplemental Remarketing Agreement to the contrary notwithstanding, the provisions of this Section 10, and the rights of the Company, the Remarketing Agent, the Reset Agent and the other Indemnified Parties hereunder, shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which the Company, the Remarketing Agent, the Reset Agent or any other Indemnified Party may have under any other instrument or agreement.

* Denotes the big black dot

     Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws that would require the application of the law of any other jurisdiction.

     Section 12. Term of Agreement. (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding, or, if earlier, the Business Day immediately following February 17, 2005, in the case of a Successful Initial Remarketing, the Business Day immediately following April 17, 2005, in the case of a Successful Secondary Remarketing, or the Business Day immediately following the Purchase Contract Settlement Date, in the case of a Successful Final Remarketing. Anything herein to the contrary notwithstanding, the provisions of the last section of Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect; provided, however, that if any Reset Agent resigns prior to a successful remarketing, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Reset Agent in such capacity.

     (b) All representations and warranties included or incorporated by reference in this Agreement, or the Supplemental Remarketing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, the Reset Agent or any of their controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Notes.

     Section 13. Successors and Assigns. Except in the case of a succession pursuant to the terms of the Purchase Contract Agreement, the rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and the Reset Agent, which consent shall not be unreasonably withheld and, except with respect to the Purchase Contract Agent, in connection with the appointment of a successor thereof pursuant to the Purchase Contract Agreement. The rights and obligations of the Remarketing Agent and the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent, the Remarketing Agent and the Reset Agent and their respective successors and assigns and the other Indemnified Parties (as defined in Section 10 hereof) and the successors, assigns, heirs and legal representatives of the Indemnified Parties. The terms "successors" and "assigns" shall not include any purchaser of Notes merely because of such purchase.

     Section 14. Headings. Section headings have been inserted in this Agreement and the Supplemental Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement or the Supplemental Remarketing Agreement and will not be used in the interpretation of any provision of this Agreement or the Supplemental Remarketing Agreement.

     Section 15. Severability. If any provision of this Agreement or the Supplemental Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement or the Supplemental Remarketing Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

     Section 16. Counterparts. This Agreement and the Supplemental Remarketing Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     Section 17. Amendments. This Agreement and the Supplemental Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto. The Company and the Purchase Contract Agent (except with respect to the Indenture and the Notes, to which it is not a party) agree that they will not enter into, cause or permit any amendment or modification of the Purchase Contract Agreement, the Indenture, the Pledge Agreement, the Notes, the Equity Units or any other instruments or agreements relating to the Notes or the Equity Units which would adversely affect the rights, duties or obligations of the Remarketing Agent or the Reset Agent without the prior written consent of the Remarketing Agent or the Reset Agent, as the case may be.

     Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Sempra Energy, 101 Ash Street, San Diego, California 29101 Attention: Treasurer, with a copy to Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071, Attention Scott Hodgkins, Esq.; if to the Remarketing Agent or Reset Agent, to *, at *, New York, New York *,
Attention: *, with a copy to Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 90013, Attention: Paul Pringle, Esq; and if to the Purchase Contract Agent, to U. S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services or to such other address as any of the above shall specify to the other in writing.

     Section 19. Information. The Company agrees to furnish the Remarketing Agent and the Reset Agent with such information and documents as the Remarketing Agent or the Reset Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the Remarketing Agent, the Reset Agent and any accountant, attorney or other advisor retained by the Remarketing Agent or the Reset Agent such information that parties would customarily require in connection with a due diligence investigation conducted in

* Denotes the big black dot
accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

     IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                             SEMPRA ENERGY

                                             By:  _____________________________
                                                  Name:
                                                  Title:

CONFIRMED AND ACCEPTED:

[REMARKETING AGENT]

By:  _________________________
     Authorized Signatory

U.S. BANK TRUST NATIONAL ASSOCIATION

not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts

By:  _________________________
     Name:
     Title:

                                                                    Exhibit A to
                                                           Remarketing Agreement

                  Form of Supplemental Remarketing Agreement

     Supplemental Remarketing Agreement, dated as of ______________, ____, among Sempra Energy, a California corporation (the "COMPANY"), * (the "Remarketing Agent"), and U.S. Bank Trust National Association, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto).

     NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of * (the "Remarketing Agreement") among the Company, the Purchase
Contract Agent and * or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement (as defined in Schedule I hereto).

     2. Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3, including a prospectus, relating to the Notes (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act of 1933, as amended (the "1933 ACT"), and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; [the related preliminary prospectus dated ____________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplemented dated __________] are hereinafter called, [collectively] the "preliminary prospectus";] and the related prospectus dated _____________, including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated _________] are hereinafter called, [collectively,] the "Prospectus." The Company has provided copies of the Registration Statement [, the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consents to the use of the [preliminary prospectus] and the Prospectus in connection with the remarketing of the Notes. (IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT POSSIBLE OR NOT REQUIRED, INSERT THE FOLLOWING: The Company has provided to the Remarketing Agent, for use in connection with remarketing of the Notes (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company hereby consents to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Notes.) All references in this Agreement to amendments or supplements to the Registration

* Denotes big black dot

Statement [, the preliminary prospectus] or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), which is incorporated or deemed to be incorporated by reference in the Registration Statement [, the preliminary prospectus] or the Prospectus, as the case may be.

     3.   Provisions Incorporated by Reference.

     (a) Subject to Section 3(b), the provisions of the Purchase Agreement referred to in Schedule I hereto (other than [Annex I and Sections 1, 3, 4, 6, 8, 9 and 11] thereof) are incorporated herein by reference, mutatis mutandis, and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Purchase Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

     (b) With respect to the provisions of the Purchase Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and all references to the "Representative" or the "Representatives" shall be deemed to refer to * ("*"); (ii) all references therein to the "Notes" shall be deemed to refer to the Notes as defined herein; (iii) all references therein to the "date of the Pricing Agreement" shall be deemed to refer to the Initial Remarketing Date, the Secondary Remarketing Date or the Final Remarketing Date, as the case may be; (iv) all references therein to the "Registration Statement" [, the "Preliminary Prospectus"] or the "Prospectus" shall be deemed to refer to the Registration Statement[, the preliminary prospectus] and the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Purchase Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "settlement date" shall be disregarded; and (viii) [other changes, including changes relating to the offer and sale of the Notes in connection with the Remarketing without registration under the Securities Act of 1933 in reliance upon an exemption therefrom (including the exemption afforded by Rule 144A)].]

     4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate principal amount of Notes set forth in
Schedule I hereto at a purchase price not less than 100% of the [Minimum Pre-Settlement Remarketing Price] [aggregate principal amount of the Notes]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 25 basis points (0.25%) of [the Minimum Pre-Settlement Remarketing Price] [such aggregate principal amount,] payable by deduction from any amount received in connection from such [Initial] [Secondary] [Final] Remarketing in excess of the [Minimum Pre-Settlement Remarketing Price] [aggregate principal amount of the Notes]. The right of each holder of Notes to have Notes tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As

* Denotes big black dot
more fully provided in Section 2 (c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Notes in the remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     5. Delivery and Payment. Delivery of payment for the remarketed Notes by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent and the Company. Delivery of the remarketed Notes and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed Notes of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

     If the Notes are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Notes shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

     6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Sempra Energy, 101 Ash Street, San Diego, California 29101
Attention: Treasurer, with a copy to Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071, Attention Scott Hodgkins, Esq.; if to the Remarketing Agent or Reset Agent, to *, at *, New York, New York 10281,
Attention: *, with a copy to Sidley Austin Brown & Wood llp, 555 California Street, San Francisco, California 90013, Attention: Paul Pringle, Esq; and if to the Purchase Contract Agent, to U. S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services or to such other address as any of the above shall specify to the other in writing.

     7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of the Notes will be deemed to agree) that the obligations of the Remarketing Agent under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction,

* Denotes big black dot
on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 7 of the Purchase Agreement as modified by Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters in form and substance satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company included and incorporated by reference herein and the performance by the Company of its obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein or in the Remarketing Agreement to the contrary notwithstanding, the Remarketing Agreement and this Agreement may be terminated by the Remarketing Agent, by notice to the Company at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in Section 7(h) or (i) of the Purchase Agreement, as modified by Section 3(b) hereof, shall have occurred or shall exist.

     8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Remarketing Agent.

                                             Very truly yours,

                                             SEMPRA ENERGY

                                             By:  ___________________________
                                                  Name:
                                                  Title:

CONFIRMED AND ACCEPTED:

[REMARKETING AGENT


By:  _______________________
     Authorized Signatory

[Add other Remarketing Agents, if any]


U.S. BANK TRUST NATIONAL ASSOCIATION


not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts

By:  _______________________
     Name:
     Title:

                                  SCHEDULE I

     Notes subject to the remarketing: $* 5.60% Senior Notes due 2007 of the Company (the "NOTES").

     Purchase Contract Agreement, dated as of April 30, 2002 (the "PURCHASE CONTRACT AGREEMENT"), by and between Sempra Energy, a California corporation, and U.S. Bank Trust National Association, a national banking association.

     Indenture, dated as of February 23, 2000 (the "BASE INDENTURE"), by and between Sempra Energy, a California corporation, and U. S. Bank Trust National Association, a national banking association.

     Supplemental Indenture, dated as of April 30, 2002 (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE"), by and between Sempra Energy, a California corporation, and U. S. Bank Trust National Association, a national banking association.

     Purchase Agreement, dated April 24, 2002 (the "PURCHASE AGREEMENT"), among Sempra Energy and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and the other underwriters named therein.

     Remarketing Closing Date, Time and Location:

* Denotes big black dot